UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
HELIUS MEDICAL TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 21, 2023
To our Stockholders:
The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Helius Medical Technologies, Inc. will be held on Wednesday, May 24, 2023, at 9:00 a.m. Eastern Time to conduct the following items of business:
•
To elect six directors named in the accompanying proxy statement, each to serve for a one-year term until our 2024 annual meeting of stockholders or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal;

•	To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the year ending December 31, 2023;
•
To approve an amendment to our Certificate of Incorporation to effect a reverse split of our outstanding Class A common stock at a ratio in the range of 1-for-10 to 1-for-80 to be determined at the discretion of our Board of Directors, whereby each outstanding 10 to 80 shares would be combined, converted and changed into 1 share of our Class A common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements;

•	To authorize one or more adjournments of the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 3 described above; and
•	To conduct any other business properly brought before the Annual Meeting, or any postponement or the adjournment of such meeting.
Our Board of Directors unanimously recommends that you vote FOR the election of each director nominee and FOR Proposals 2, 3 and 4.
To protect the health and well-being of our stockholders and employees, the Annual Meeting will be a completely virtual meeting conducted via live webcast. You will be able to attend the Annual Meeting online, vote electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/HSDT2023 and entering your 16-digit control number. You will not be able to attend the Annual Meeting in person.
Even if you are planning on attending the Annual Meeting online, please promptly submit your proxy vote via the Internet, by telephone, or by completing, dating, signing and returning the enclosed proxy card or voting instruction card, so your shares will be represented at the Annual Meeting. Instructions on voting your shares are on the proxy materials you received for the Annual Meeting.
Details regarding admission to the virtual Annual Meeting and the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. You are entitled to vote at our Annual Meeting and any adjournments or postponements thereof only if you were a stockholder as of April 5, 2023. As a result of the dividend of the shares of Series B Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), distributed on April 4, 2023, each holder of shares of our common stock also holds a number of one one-thousandths of a share of our Series B Preferred Stock equal to the whole number of shares of common stock held by such holder. Because any one one-thousandths of a share of Series B Preferred Stock that is not present in person or by proxy at the Annual Meeting as of immediately prior to the opening of the polls at the Annual Meeting will be automatically redeemed, if you fail to submit a proxy to vote your shares or attend the Annual Meeting in order to do so, your shares of Series B Preferred Stock will be redeemed immediately prior to the opening of the polls at the Annual Meeting and will not be entitled to vote at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting online, please submit your proxy vote as soon as possible so that your shares can be voted at our Annual Meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy in accordance with the procedures set forth in the accompanying proxy statement and vote in person.
Thank you for your continued support of Helius Medical Technologies.
Sincerely,

Dane C. Andreeff
President and Chief Executive Officer

HELIUS MEDICAL TECHNOLOGIES, INC.
642 Newtown Yardley Road, Suite 100
Newtown, Pennsylvania 18940
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 24, 2023
Notice is hereby given that the 2023 Annual Meeting of Stockholders of Helius Medical Technologies, Inc. (the “Company,” “Helius,” “we” or “us”) will be held on Wednesday, May 24, 2023, at 9:00 a.m. Eastern Time, as a virtual meeting at www.virtualshareholdermeeting.com/HSDT2023. At the 2023 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Annual Meeting”), you will be asked to consider and vote upon the following proposals:
•
Proposal 1 - To elect six directors named in the accompanying proxy statement, each to serve for a one-year term until the 2024 annual meeting of stockholders or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal;

•	Proposal 2 - To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the year ending December 31, 2023;
•
Proposal 3 - To approve an amendment to our Certificate of Incorporation to effect a reverse split of our outstanding Class A common stock at a ratio in the range of 1-for-10 to 1-for-80 to be determined at the discretion of our Board of Directors, whereby each outstanding 10 to 80 shares would be combined, converted and changed into 1 share of our Class A common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements (the “Reverse Stock Split Proposal”);

•	Proposal 4 - To authorize one or more adjournments of the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 3 described above; and
•	To conduct any other business properly brought before the Annual Meeting.
Through the website above, you will be able to attend the Annual Meeting online, vote electronically, view the list of stockholders entitled to vote at the Annual Meeting and submit your questions during the Annual Meeting. Your attention is directed to the accompanying proxy statement which is set forth on the following pages, where details regarding how to attend the Annual Meeting online and the foregoing items of business are more fully described. The Board of Directors has fixed the close of business on April 5, 2023 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on April 5, 2023 are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof. Notwithstanding the foregoing, holders of our outstanding shares of Series B Preferred Stock will only be entitled to vote such shares on the Reverse Stock Split Proposal to the extent that such shares have not been automatically redeemed in the Initial Redemption as described in the accompanying proxy statement.
Our Board of Directors unanimously recommends that you vote FOR the election of each director nominee and FOR Proposals 2, 3 and 4.

Your vote is extremely important, regardless of the number of shares of Class A common stock you own. Whether or not you plan to virtually attend the Annual Meeting, you are respectfully requested by the Board of Directors to promptly submit your proxy by telephone or over the Internet in accordance with the instructions on the proxy card or voting instruction card or sign, date and return the proxy card or voting instruction card. If you received this notice and the accompanying proxy statement in the mail, a return envelope is enclosed for your convenience. This will not prevent you from voting at the Annual Meeting since you may revoke your proxy at any time prior to the Annual Meeting or vote electronically at the Annual Meeting, but submitting your proxy will help to ensure the presence of a quorum at the Annual Meeting and avoid added proxy solicitation costs.
By Order of the Board of Directors,

Jeffrey S. Mathiesen Chief Financial Officer, Treasurer and Secretary
Newtown, Pennsylvania April 21, 2023
Important Notice Regarding the Availability of Proxy Materials for the
Helius Medical Technologies, Inc. Annual Meeting of Stockholders to be Held on Wednesday, May 24, 2023:
The Notice of Annual Meeting of Stockholders, accompanying proxy statement and annual report to stockholders are available at www.proxyvote.com.

Page
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1
PROPOSAL 1 - ELECTION OF DIRECTORS	5
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	8
Independence of the Board of Directors	8
Board Leadership Structure	8
Role of the Board in Risk Oversight	8
Meetings of the Board of Directors	8
Information Regarding Committees of the Board of Directors	9
Stockholder Communications With the Board of Directors	12
Code of Business Conduct and Ethics	12
EXECUTIVE OFFICERS	13
EXECUTIVE COMPENSATION	14
Summary Compensation Table for 2021	14
Narrative Disclosure to Summary Compensation Table	15
Employment Agreements and Payments upon Termination or Change in Control	16
Outstanding Equity Awards at December 31, 2021	23
Non-Employee Director Compensation	24
PAY VERSUS PERFORMANCE	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29
Certain Related-Person Transactions	29
PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	31
PROPOSAL 3 - APPROVAL OF A PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK TO ENABLE THE COMPANY TO COMPLY WITH THE NASDAQ STOCK MARKET’S CONTINUED LISTING REQUIREMENTS	33
ADDITIONAL MATTERS	42
Other Matters	42
Householding	42
Requirements for Submission of Stockholder Proposals and Nominations for 2023 Annual Meeting	42
Solicitation by Board; Expenses	42
i

HELIUS MEDICAL TECHNOLOGIES, INC.
PROXY STATEMENT

2023 ANNUAL MEETING OF STOCKHOLDERS
MAY 24, 2023
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Who is soliciting my vote?
The Board of Directors (the “Board”) of Helius Medical Technologies, Inc. (the “Company”, “we” or “us”) is soliciting your proxy, as a holder of our Class A common stock (the “Common Stock”), for use at the 2023 Annual Meeting of Stockholders to be held on Wednesday, May 24, 2023, at 9:00 a.m. Eastern Time, virtually at www.virtualshareholdermeeting.com/HSDT2023 and any adjournment or postponement of such meeting (the “Annual Meeting”). We have engaged Alliance Advisors LLC to assist in the solicitation of proxies.
The Notice of Annual Meeting of Stockholders, proxy statement and form of proxy card are expected to be first mailed to stockholders of record on or about April 21, 2023.
What is the purpose of the Annual Meeting?
At the Annual Meeting, you will be voting on:
•
Proposal 1 - To elect six directors named in this proxy statement, each to serve for a one-year term until the 2024 annual meeting of stockholders or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal;

•	Proposal 2 - To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the year ending December 31, 2023; and
•
Proposal 3 - To approve an amendment to our Certificate of Incorporation to effect a reverse split of our outstanding Class A common stock at a ratio in the range of 1-for-10 to 1-for-80 to be determined at the discretion of our Board of Directors, whereby each outstanding 10 to 80 shares would be combined, converted and changed into 1 share of our Class A common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements.

•	Proposal 4 - To authorize one or more adjournments of the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 3 described above.
The Board unanimously recommends that you vote FOR the election of each director nominee and FOR Proposals 2, 3 and 4.
What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote on those matters in accordance with their best judgment.
Who is entitled to vote?
You may vote if you owned shares of our Common Stock and our Series B Preferred Stock at the close of business on April 5, 2023, the record date, provided such shares are held directly in your name as the stockholder of record or are held for you as the beneficial owner through a broker, bank or other nominee. As of April 5, 2023, we had 28,213,378 shares of Common Stock outstanding and entitled to vote and 28,213.378 shares of Series B Preferred Stock were issued and outstanding, except as provided below with respect to the shares of our Series B Preferred Stock, entitled to vote.
Holders of record of our Common Stock and our Series B Preferred Stock as of the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Holders of record of shares of Common Stock have the right to vote on all matters brought before the Annual Meeting. Holders of record of shares of Series B Preferred Stock have the right to vote only on the Reverse Stock

Split Proposal. Holders of Common Stock and Series B Preferred Stock will vote on the Reverse Stock Split Proposal as a single class. Notwithstanding the foregoing, holders of outstanding shares of Series B Preferred Stock will only be entitled to vote such shares on Proposals 3 and 4 to the extent that such shares have not been automatically redeemed in the Initial Redemption (as defined below).
What are the voting rights of the stockholders?
Each share of our Common Stock outstanding as of the record date is entitled to one vote per share on all matters properly brought before the Annual Meeting. As previously announced on March 23, 2023, the Board declared a dividend of one one-thousandth (1/1,000th) of a share of Series B Preferred Stock for each outstanding share of Common Stock to stockholders of record of Common Stock as of 5:00 p.m. Eastern Time on April 3, 2023. The holders of Series B Preferred Stock have 1,000,000 votes per whole share of Series B Preferred Stock (i.e., 1,000 votes per one one-thousandth of a share of Series B Preferred Stock) and are entitled to vote with the Common Stock, together as a single class, on Proposals 3 and 4, but are not otherwise entitled to vote on the other proposals to be presented at the Annual Meeting. Notwithstanding the foregoing, each share of Series B Preferred Stock redeemed pursuant to the Initial Redemption (as defined below) will have no voting power with respect to Proposals 3 and 4 or any other matter. Unless otherwise provided on any applicable proxy, when a holder of Common Stock submits a vote on Proposal 3 or Proposal 4, the corresponding number of shares of Series B Preferred Stock (or fraction thereof) held by such holder will be automatically cast in the same manner as the vote of the share of Common Stock (or fraction thereof) in respect of which such share of Series B Preferred Stock (or fraction thereof) was issued as a dividend is cast on Proposal 3 or Proposal 4 or such other matter, as applicable, and the proxy or ballot with respect to shares of Common Stock held by any holder on whose behalf such proxy or ballot is submitted will be deemed to include all shares of Series B Preferred Stock (or fraction thereof) held by such holder. Holders of Series B Preferred Stock will not receive a separate ballot or proxy to cast votes with respect to the Series B Preferred Stock on Proposals 3 and 4 or any other matter brought before the Annual Meeting. For example, if a stockholder holds 10 shares of Common Stock (entitled to one vote per share) and votes in favor of Proposals 3 and 4, then 10,010 votes will be recorded in favor of Proposals 3 and 4, because the stockholder’s shares of Series B Preferred Stock will automatically be voted in favor of Proposals 3 and 4 alongside such stockholder’s shares of Common Stock.
All shares of Series B Preferred Stock that are not present in person or by proxy at the Annual Meeting as of immediately prior to the opening of the polls at the Annual Meeting will be automatically redeemed (the “Initial Redemption”). Any outstanding shares of Series B Preferred Stock that have not been redeemed pursuant to the Initial Redemption will be redeemed in whole, but not in part, (i) if and when ordered by our Board or (ii) automatically upon the approval by the Company’s stockholders of the Reverse Stock Split Proposal at any meeting of stockholders held for the purpose of voting on such proposals.
What is the difference between a stockholder of record and a beneficial owner?
Stockholders of Record. If your shares of Common Stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us.
Beneficial Owners. Many of our stockholders hold their shares of Common Stock through a broker, bank or other nominee rather than directly in their own names. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner with respect to those shares, and these proxy materials (including a voting instruction card) are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting.
Can I vote my shares without attending the Annual Meeting?
Stockholders of Record. You may vote by internet, by phone or by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided. To vote by internet or phone, you will need to use a control number provided to you in the materials with this proxy statement and follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

Beneficial Owners. If you are a beneficial owner, you must vote your shares in the manner prescribed by your broker, bank or other nominee. You will receive a voting instruction card (not a proxy card) to use in directing the broker, bank or other nominee how to vote your shares. You may also have the option to vote your shares via the internet or phone.
May I attend the Annual Meeting and vote my shares virtually?
The Annual Meeting will be held entirely online. To participate in the Annual Meeting, you will need the 16-digit control number included on the instructions that accompanied your proxy materials. We encourage you to access the meeting prior to the start time. If your shares are held in street name and you did not receive a 16-digit control number, you may gain access to and vote at the Annual Meeting by logging into your bank or brokerage firm’s website and selecting the stockholder communications mailbox to access the meeting. The control number will automatically populate. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the record date.
Can I change my vote?
Stockholders of Record. You may change your vote at any time before your proxy is exercised by sending a written notice of revocation or a later-dated proxy to our Secretary, which must be received prior to commencement of the Annual Meeting; by submitting a later-dated proxy via internet or phone; or by voting in person at the Annual Meeting. Internet voting facilities for stockholders of record will be available 24 hours a day beginning immediately and will close at 11:59 p.m. Eastern Time on May 23, 2023. Your virtual attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you electronically vote at the Annual Meeting or file the proper documentation for it to be so revoked.
Beneficial Owners. If you hold your shares through a broker, bank or other nominee, you should contact such nominee prior to the time such voting instructions are exercised.
What does it mean if I receive more than one proxy card or voting instruction card?
If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with brokers, banks or other nominees and/or our transfer agent. Please sign and deliver, or otherwise vote, each proxy card and voting instruction card that you receive. We recommend that you contact your nominee and/or our transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company LLC, 6201 15th Avenue, Brooklyn, New York 11219; Telephone: 800-937-5449.
What if I do not vote for some of the items listed on my proxy or voting instruction card?
Stockholders of Record. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. Shares represented by proxy cards that are signed and returned, but do not contain voting instructions with respect to certain matters, will be voted in the manner recommended by the Board on those matters and as the proxyholders may determine in their discretion for any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owners. If you indicate a choice with respect to any matter to be acted upon on your voting instruction card, the shares will be voted in accordance with your instructions. If you do not indicate a choice or return the voting instruction card, the broker, bank or other nominee will determine if it has the discretionary authority to vote on each matter. Under applicable regulations, a broker, bank or nominee has the discretion to vote on routine matters, including Proposals 2, 3 and 4. It is nonetheless very important for you to vote your shares for each proposal.
How many shares must be present to hold the meeting?
In order for us to conduct the Annual Meeting, holders of a majority of the voting power of our outstanding shares of stock entitled to vote as of April 5, 2023 must be present by remote communication or by proxy at the Annual Meeting. This is called a quorum. Abstentions (as well as broker non-votes, if any) will be considered present for purposes of determining a quorum. If a quorum is not reached, the Annual Meeting will be adjourned until a later time.

What vote is required to approve each item of business?
Proposal 1 - Election of Directors. Directors are elected by a plurality of the votes of the shares present by remote communication, or represented by proxy duly authorized at the Annual Meeting and entitled to vote generally on the election of directors. This means that the six individuals nominated for election to the Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” the nominee or “WITHHOLD” your vote with respect to the nominee. Broker non-votes and withhold votes, if any, will have no effect on the outcome of this proposal.
Proposal 2 - Ratification of Appointment of Auditors. The affirmative vote of the holders of a majority of the voting power of the shares present by remote communication or represented by proxy at the Annual Meeting and entitled to vote is required to approve the ratification of auditors. We do not anticipate receiving any broker non-votes on Proposal 2. Abstentions will have the same effect as a vote against the matter.
Proposal 3 - Approval of Reverse Stock Split. The affirmative vote of holders of a majority of the outstanding shares of Common Stock and Series B Preferred Stock entitled to vote, voting together as a single class, is required for the approval of the Reverse Stock Split Certificate of Amendment to effect a reverse stock split. Abstentions and broker non-votes, if any, will have the same effect as votes against the matter. Please refer to the discussion above under “Who is entitled to vote?” and “What are the voting rights of the stockholders?” for a description of the Series B Preferred Stock, which is entitled to be voted together with the Common Stock as a single class on the Reverse Stock Split Proposal. Shares of Series B Preferred Stock that are not present in person or by proxy as of immediately prior to the opening of the polls will be automatically redeemed in the Initial Redemption and, therefore, will not be outstanding or entitled to vote on the Reverse Stock Split Proposal and will be excluded from the calculation as to whether such proposal passes at the Annual Meeting. Due to the voting power of the shares of Series B Preferred Stock that are not redeemed pursuant to the Initial Redemption on the Reverse Stock Split Proposal, the holders of Common Stock that submit a proxy to vote their shares at the Annual Meeting or attend the Annual Meeting will effectively have enhanced voting power on such proposal over holders of Common Stock that are not represented in person or by proxy at the Annual Meeting. This means that the Reverse Stock Split Proposal could be approved by the affirmative vote of the holders of less than a majority of the outstanding shares of our Common Stock.
Proposal 4 - Approval of Adjournment. The affirmative vote of the holders of a majority of the voting power of the shares of Common Stock and Series B Preferred Stock, voting together as a single class, present by remote communication or represented by proxy at the Annual Meeting and entitled to vote is required for any adjournment of the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 3. Broker non-votes, if any, will have no effect on the outcome of this proposal. Abstentions will have the same effect as a vote against the matter. Please refer to the discussion above under “Who is entitled to vote?” and “What are the voting rights of the stockholders?” for a description of the Series B Preferred Stock, which is entitled to be voted together with the Common Stock as a single class on Proposal 4.
Other Matters. The Board does not propose to conduct any business at the Annual Meeting, nor is it aware of any other matter to be presented for action at the Annual Meeting, other than as stated above.
Who will count the votes and where can I find the voting results?
Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the voting results and a representative of American Election Services will act as inspector of election.
We intend to announce the preliminary voting results at the Annual Meeting and, in accordance with the rules of the Securities and Exchange Commission (the “SEC”), we intend to publish the final voting results in a current report on Form 8-K within four business days of the Annual Meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS
General
Our Board currently consists of six directors, all of whom are being nominated for reelection at this Annual Meeting. The authorized number of directors may be changed from time to time by resolution of the Board. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. All of the nominees listed below are currently directors of the Company who were previously elected by the stockholders. It is the Company’s policy to invite its nominees for directors to attend the Annual Meeting. Two of the directors attended the 2022 Annual Meeting of Stockholders. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.
Directors will be elected by a plurality of the votes of the shares present by remote communication, or represented by proxy duly authorized at the Annual Meeting and entitled to vote generally on the election of directors. Accordingly, the six nominees receiving the highest number of affirmative votes will be elected.
Nominees
The Company seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Board has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Board to believe that that nominee should serve on the Board. However, each of the members of the Board may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.
Name	Age	Position Held With the Company
Blane Walter	52	Chairman
Dane C. Andreeff	57	Director, Chief Executive Officer and President
Paul Buckman	67	Director
Sherrie Perkins	68	Director
Edward M. Straw	84	Director
Jeffrey S. Mathiesen	62	Director, Chief Financial Officer, Treasurer and Secretary
Blane Walter
Mr. Walter has served as a member of our Board of Directors since December 2015 and as Chairman of the Board since August 2020. Mr. Walter is a partner at Talisman Capital Partners, a position he has held since 2011. In 1999, Mr. Walter founded inChord Communications, Inc., a global private healthcare communications company, which was acquired by inVentiv Health in 2005. Mr. Walter joined inVentiv Health as president of the Communications division in 2005 and was named Chief Executive Officer in 2008 and served in that capacity until leading the sale of the company to Thomas H. Lee Partners in 2010. Following the buyout, Mr. Walter served as vice chairman of inVentiv Group, a holding company which survived the buyout, from 2011 to August 2017. Mr. Walter received a B.S. in marketing and finance from Boston College in 1993. Our Board believes that Mr. Walter is qualified to serve as director based on his background in the healthcare and pharmaceutical industries.
Dane C. Andreeff
Mr. Andreeff served as our Interim President and Chief Executive Officer from August 2020 until June 2021 when he was appointed President and Chief Executive Officer. He has served as a member of our Board of Directors since August 2017. Mr. Andreeff is the General Partner and Portfolio Manager at Maple Leaf Partners, LP, which owns approximately 5.0% of our outstanding Common Stock. Maple Leaf Partners, LP is a hedge fund founded by Mr. Andreeff, where he has been employed since 1996. In 2003, the fund was seeded by Julian Robertson’s Tiger Management and later grew to over $2 billion in assets under management. Mr. Andreeff also serves as a member of the board of directors of privately-held HDL Therapeutics, Inc. and Myocardial Solutions, Ltd. Mr. Andreeff received his Bachelor’s degree in Economics from the University of Texas at Arlington in 1989 and his Master’s degree in Economics from the University of Texas at Arlington in 1991. Our Board believes that Mr. Andreeff’s extensive experience in the investment industry and capital markets and significant experience advising other companies as a board member, including multiple companies in the healthcare sector, make him a valuable member of the Board.
Paul Buckman
Mr. Buckman has served as a member of our Board of Directors since September 2021. Mr. Buckman has served as the President of North America for LivaNova PLC (Nasdaq: LIVN) since April 2019 and previously served as the General Manager of Structural Heart for LivaNova PLC from April 2017 to December 2019. Prior to joining LivaNova PLC, Mr. Buckman served as chief executive officer of Conventus Orthopaedics, a Minnesota-based company specializing in peri-articular bone fracture fixation, from September 2013 until March of 2017. Mr. Buckman was chief executive officer of Sentreheart, Inc., a medical technology company focused on closure of various anatomic structures, from February 2012 to September 2013. Previously, Mr. Buckman served as chief executive officer and chairman of Pathway Medical Technologies, Inc., a medical device company focused on treatment of peripheral arterial disease, from September 2008 to February 2012; as chief executive officer of Devax, Inc., a developer and manufacturer of drug eluting stents, from December 2006 to September 2008; as president of the cardiology division of St. Jude Medical, Inc., a publicly traded diversified medical products company, from August 2004 to December 2006; and as chairman of the board of directors and chief executive officer of ev3, LLC, a Minnesota-based medical device company focused on endovascular therapies that Mr. Buckman founded and developed into an $80 million business, from January 2001 to January 2004. Mr. Buckman has worked in the medical device industry for over 30 years, including 10 years at Scimed Life Systems, Inc. and Boston Scientific Corporation (NYSE: BSX), a publicly traded medical device manufacturer, where he held several executive positions before becoming president of the cardiology division of Boston Scientific in January 2000. Mr. Buckman also currently serves as a director for Ablative Solutions, Inc., ActivOrtho, Shoulder Innovations, and as chairman of Miromatrix, Inc. and NeuroOne Medical Technologies Corporation (Nasdaq:NMTC). He previously served as a director of Conventus Orthopaedics, Caisson Interventional LLC, Velocimed, Inc., where he was a co-founder, EndiCor, Inc., Microvena, Inc., Sunshine Heart, Inc., n/k/a Nuwellis, Inc. (Nasdaq: NUWE), a publicly-held early-stage medical device company, NexGen Medical, Micro Therapeutics, Inc., and as chairman of the board of NeuroOne, Inc. Our Board believes that Mr. Buckman is qualified to serve as director based on his background in the healthcare and pharmaceutical industries.
Sherrie Perkins
Ms. Perkins has served as a member of our Board of Directors since March 2021. Ms. Perkins has served in the University of Texas MD Anderson Cancer Center’s Venture Mentoring Service since 2017 providing guidance and perspective on commercialization-related topics that are important and relevant to the progression of various ventures. Ms. Perkins also served as an independent member of the board of directors of eNeura, Inc., a privately held medical technology company providing therapy for both acute treatment and prevention of migraines, from 2018 to 2020. Ms. Perkins served as a consultant to LivaNova, PLC (Nasdaq: LIVN), a publicly-held global medical technology company that creates innovative and meaningful medical solutions for the benefit of patients, healthcare professionals, and healthcare systems, from January 2017 to June 2019, and served as Vice President in the sleep apnea, new ventures space within LivaNova from October 2015 to January 2017. Ms. Perkins previously served as Vice President of Marketing and New Business Development of Cyberonics, Inc., an affiliate of LivaNova, from November 2011 to October 2015. Ms. Perkins received a B.S. in Medical Technology from Mississippi State University and an M.A. in Management from Central Michigan University. Since June 2021, Ms. Perkins has served as an adjunct professor in the Master of Clinical Translation Management program in The Cameron School of Business at University of St. Thomas. Our Board believes that Ms. Perkins is qualified to serve as director based on her background and broad range of responsibilities in financial and operational roles, including marketing, business development and commercialization.
Edward M. Straw
Vice Admiral Edward M. Straw, USN, (Retired) has served as a member of our Board of Directors since November 2014. He founded Osprey Venture Partners in 2011, a firm that mentors young entrepreneurs seeking investment capital and assists with business development and serves as the managing director. Previously he was president, global operations of The Estée Lauder Companies from 2000 to 2005, senior vice president global operations of the Compaq Computer Corporation from 1998 to 2000, and president of Ryder Integrated Logistics from 1996 to 1998. Prior to joining the private sector, he had a distinguished 35-year career in the U.S. Navy and retired as a three-star admiral. During his military service, Vice Admiral Straw was Director (CEO) of the Defense Logistics Agency, the largest military logistics command supporting the American armed forces. He is a former member of the Defense Science Board, is lead independent director/and former Chairman of Odyssey Logistics and currently sits on the boards of The Boston Consulting Federal Group (lead independent director), and Academy Securities. He is a former board member of Eddie Bauer (audit committee), MeadWestvaco (audit committee), Ply Gem Industries and Panther Logistics. Vice Admiral Straw received a B.S. degree from the United States Naval Academy, an MBA from The George Washington University, and is a graduate of the National War College. Our Board believes that Vice Admiral Straw is qualified to serve as a director based on his extensive leadership experience in both the private sector and the U.S. military.
Jeffrey S. Mathiesen
Jeffrey S. Mathiesen has served as Chief Financial Officer, Treasurer and Secretary of the Company since June 2021. Mr. Mathiesen also has served as a member of the Board of Directors since May 2022 and previously served as a member of our Board of Directors from June 2020 to June 2021. Additionally, Mr. Mathiesen has served as Vice Chair and Lead Independent Director since March 2020 and as Director and Audit Committee Chair, since 2015, of Panbela Therapeutics, Inc. (Nasdaq: PBLA), a publicly traded biopharmaceutical company developing therapies for pancreatic diseases, and as a director and Audit Committee Chair of NeuroOne Medical Technologies Corporation (Nasdaq: NMTC), a publicly traded medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, since 2017, and Healthcare Triangle, Inc. (Nasdaq: HCTI), a publicly traded provider of cloud and data transformation platform and solutions for healthcare and life sciences, from March 2021 to December 2021, and eNeura, Inc., a privately held medical technology company providing therapy for both acute treatment and prevention of migraine, from 2018 to 2020. Mr. Mathiesen served as Advisor to the CEO of Teewinot Life Sciences Corporation, a privately held global leader in the biosynthetic development and production of cannabinoids and their derivatives for consumer and pharmaceutical products, from October 2019 to December 2019, and served as Chief Financial Officer from March 2019 to October 2019. In August 2020, Teewinot Life Insurance Sciences filed a voluntary petition under Chapter 11 of the United Stated Bankruptcy Code. Mr. Mathiesen previously served as Chief Financial Officer of Gemphire Therapeutics Inc., which was acquired by NeuroBo Pharmaceuticals, Inc. (Nasdaq: NRBO) in January 2020, a publicly-held clinical-stage biopharmaceutical company developing therapies for patients with cardiometabolic disorders, from 2015 to 2018, and as Chief Financial Officer of Sunshine Heart, Inc. (Nasdaq: CHFS), a publicly-held early-stage medical device company, from 2011 to 2015. Mr. Mathiesen received a B.S. in Accounting from the University of South Dakota and is a Certified Public Accountant. Our Board believes that Mr. Mathiesen is qualified to serve as a director based on his background in a broad range of responsibilities in financial and operational roles, including manufacturing, quality and procurement, in addition to traditional CFO roles in organizations with operations in North America, Europe, Southeast Asia and Australia.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
The Board reviews its composition annually, including the determination of the independence of our directors. Our Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent” set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of the Company’s director nominees, other than Messrs. Andreeff and Mathiesen, are independent, as defined under the Nasdaq listing standards. In making those independence determinations, the Board took into account certain relationships and transactions that occurred in the ordinary course of business between the Company and entities with which some of its directors are or have been affiliated. The Board considered all relationships and transactions that occurred during any 12-month period within the last three fiscal years. The Board determined that the relationships would not interfere with their exercise of independent judgment in carrying out their responsibilities as directors.
Board Leadership Structure
The Company’s Board of Directors is currently chaired by Blane Walter, an independent member of the Board.
The Board does not have a formal policy with respect to the separation of the offices of Chief Executive Officer and Chair of the Board. It is the Board’s view that rather than having a formal policy, the Board, upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether it is in the best interests of the Company and its stockholders for such offices to be separate or combined.
The Board currently believes that, by separating the positions of Chair of the Board and Chief Executive Officer, the Board can provide significant leadership to management and strong oversight of key opportunities and risks impacting the Company.
Role of the Board in Risk Oversight
The Board plays an active role in overseeing management of our risks. The Board regularly reviews information regarding our strategy, liquidity and operations, as well as the risks associated with each. The Audit Committee of the Board is responsible for overseeing the management of financial risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies and arrangements, and for managing risks relating to our director compensation policies and arrangements. Our Nominating and Corporate Governance Committee is responsible for reviewing the independence of the Board and other corporate governance matters.
Meetings of the Board of Directors
The Board of Directors met five times during 2022. Each current Board member who served as a director in 2022 attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

Information Regarding Committees of the Board of Directors
The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides current committee membership:
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Paul Buckman	X*	X	X
Edward M. Straw	X	X*	X
Blane Walter	X
Sherrie Perkins		X	X*
*	Committee Chairperson
Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.
Audit Committee
The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent auditors regarding the scope, adequacy and effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor.
The Audit Committee met three times during 2022. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.heliusmedical.com.
The Board of Directors reviews the definition of independence for Audit Committee members under SEC rules and Nasdaq listing standards on an annual basis and has determined that all members of the Company’s Audit Committee are independent for such purposes.
The Board of Directors has also determined that each of Mr. Buckman and Mr. Walter qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Buckman’s and Mr. Walter’s level of knowledge and experience based on a number of factors.

Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm, the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Paul Buckman
Edward M. Straw
Blane Walter
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee was established in March 2018. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq Listing Rules). The Compensation Committee met one time during 2022. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.heliusmedical.com.
The Compensation Committee acts on behalf of the Board to review, recommend for adoption and oversee the Company’s compensation strategy, policies, plans and programs, including establishing corporate and individual performance objectives relevant to the compensation of the Company’s executive officers and other senior management and evaluation of performance in light of these stated objectives; reviewing and recommending to the Board for approval the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer, the other executive officers and the directors; and administering the Company’s equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plans and programs.
Compensation Determination: Processes and Procedures
The Compensation Committee will meet at least annually and with greater frequency if necessary and appropriate. The agenda for each meeting will be developed by the Chair of the Compensation Committee, in consultation with legal counsel or other advisers or consultants it deems necessary and appropriate. The Compensation Committee will meet regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
In fiscal 2022 and fiscal 2023, the Compensation Committee delegated authority to the Chief Executive Officer to grant, without any further action required by the Compensation Committee, equity awards to employees and consultants who are not officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-management employees, within specified limits approved by the Compensation Committee.
Historically, the non-employee directors and, since its establishment in 2018, the Compensation Committee, have typically made any significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. Generally, the process consists of two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. The Chief Executive Officer may not be present during these discussions. The Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Company’s compensation consultant, including analyses of executive and director compensation paid at other companies of comparable financial size and business focus.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee was established in March 2018. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq Listing Rules). The Nominating and Corporate Governance Committee met one time during 2022. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at www.heliusmedical.com.
The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting or recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and developing a set of corporate governance principles for the Company.
Generally, director nominees are identified and suggested by our directors or management using their business networks. The Nominating and Corporate Governance Committee also intends to consider director nominees put forward by stockholders. Our Amended and Restated Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at the annual meeting. Such nomination must satisfy the notice, information and consent requirements set forth in our Amended and Restated Bylaws and must be received by us prior to the date set forth under “Additional Matters - Requirements for Submission of Stockholder Proposals and Nominations for 2024 Annual Meeting”.
Stockholders may also recommend individuals to our Board for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Board at Helius Medical Technologies, Inc., 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940, Attention: Chairman of the Board. The Board does not intend to alter the manner in which it evaluates candidates, based on whether or not the candidate was recommended by a stockholder.
The Nominating and Corporate Governance Committee does not have any specific minimum qualifications that director nominees must have in order to be considered to serve on the Board. However, the Nominating and Corporate Governance Committee does take into consideration areas of expertise that director nominees may be able to offer, including professional experience, knowledge, abilities and industry knowledge or expertise. The Nominating and Corporate Governance Committee also considers their potential contribution to the overall composition of the Board.

The Nominating and Corporate Governance Committee will review the backgrounds and qualifications of any potential nominees, without regard to whether a potential nominee has been recommended by our stockholders, and, upon consideration of all relevant factors and circumstances, approves the slate of director nominees to be nominated for election at each annual meeting of stockholders.
The Nominating and Corporate Governance Committee seeks a Board that includes a diversity of perspectives and includes individuals that possess backgrounds, skills, expertise and attributes that allow them to function collaboratively and effectively together in their oversight of the Company.
Prohibition on Hedging
Our Insider Trading Policy is designed to create reasonable processes to prevent the Company and its directors, officers, employees and specified other persons from insider trading and any appearance of improper conduct. Our Insider Trading Policy specifically prohibits, among other things, all directors and executive officers and employees of the Company from effecting hedging or monetization transactions, such as zero-cost collars and forward sale contracts.
Stockholder Communications With the Board of Directors
The Board welcomes communications from our stockholders and other interested parties. Stockholders and other interested parties may send communications to the Board, to any particular director or the independent directors as a group, to the following address: Helius Medical Technologies, Inc., 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940. Stockholders or interested parties should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).
Code of Business Conduct and Ethics
The Company has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.heliusmedical.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

EXECUTIVE OFFICERS
Our executive officers as of April 5, 2023, and their respective ages, are as follows:
Name	Age	Position
Dane C. Andreeff	57	President and Chief Executive Officer and Director
Jeffrey S. Mathiesen	62	Chief Financial Officer, Treasurer and Secretary
Antonella Favit-Van Pelt, Ph.D.	56	Chief Medical Officer
Dane C. Andreeff and Jeffrey S. Mathiesen
The biographies of Messrs. Andreeff and Mathiesen are set forth in “Proposal 1- Election of Directors” above.
Antonella Favit-Van Pelt , Ph.D.
Antonella Favit-Van Pelt has served as Chief Medical Officer of the Company since July 2021. Prior to joining the Company, Dr. Favit-Van Pelt led U.S. Medical Strategy for the Neurology program of H. Lundbeck A/S (LUN.CO, LUN DC, HLUYY), a global pharmaceutical company that specializes in the treatment of brain diseases, from 2018 to 2021. In this position, she oversaw the U.S. medical and life-cycle program activities related to therapies for movement disorders and epilepsy. In 2013, Dr. Favit-Van Pelt founded Synaerion Therapeutics (“Synaerion”) and, in 2016, its affiliate Thera Neuropharma, Inc. (“Thera”), two privately-held biotechnology companies developing a small molecule regenerative therapy and RNAi-based integrated technology platform for ALS and traumatic brain injury. She oversaw all aspects of Synaerion’s and Thera’s management and strategy as Chief Executive Officer, President & Chairwoman of the Board from 2014 to 2017 and she continues to serve as President & Chairwoman. In 2009, she founded StratMedica, LLC, a privately-held company designed to provide corporate clients with contract senior management support. As Principal of StratMedica from 2009 to 2016, she directed clinical development and medical programs for eight healthcare companies, including Johnson & Johnson (NYSE: JNJ) and Teva (NYSE: TEVA). Dr. Favit-Van Pelt served as Senior Director and Global Medical Lead at Shire Pharmaceuticals (Nasdaq: SPHG) from 2007 to 2008, as Director of Medical Strategy at Bristol-Myers Squibb (NYSE: BMY) from 2005 to 2007, and as Global Clinical Development Lead at GE Healthcare (formerly Amersham Health) from 2001 to 2005. Dr. Favit-Van Pelt is a Board-certified neurologist who began clinical practice activity in 1994, with a focus on patients with rare neuromuscular disorders. She holds a graduate degree in Medicine and Surgery and a Ph.D. in Pharmacology from the School of Medicine and Surgery at the University of Catania, Italy.

EXECUTIVE COMPENSATION
The following tables and accompanying narrative disclosure discuss the compensation awarded to, earned by, or paid to:
•	Dane C. Andreeff, our President and Chief Executive Officer;
•	Jeffrey S. Mathiesen, our Chief Financial Officer, Treasurer and Secretary; and
•	Antonella Favit-Van Pelt, our Chief Medical Officer.
We refer to these three executive officers as the “named executive officers.”
Summary Compensation Table
The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the fiscal years ended December 31, 2022 and 2021.
Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Dane C. Andreeff President and Chief Executive Officer(2)	2022	367,500	133,566	0	91,875	9,795	602,736
	2021	192,235	3,842,415	15,011	90,052	7,115	4,146,828
Jeffrey S. Mathiesen Chief Financial Officer, Treasurer and Secretary(3)	2022	351,750	28,173	0	70,350	12,845	463,463
	2021	183,996	1,139,698	18,024(4)	68,954	11,385	1,422,057
Antonella Favit-Van Pelt Chief Medical Officer	2022	357,000	93,886	0	62,475	13,190	526,206
	2021	164,849	193,057(5)	0	56,525	0	414,431
(1)
The amounts reflect the full grant date fair value for awards granted during the indicated year. The grant date fair value was computed in accordance with ASC Topic 718, Compensation-Stock Compensation. The assumptions we used in valuing options are described in Note 4 to our audited financial statements included in our Annual Report on Form 10-K.

(2)
Mr. Andreeff served as Interim President and Chief Executive Officer of the Company from August 23, 2020 to June 14, 2021, when he was appointed President and Chief Executive Officer. Prior to his appointment as Interim President and Chief Executive Officer, Mr. Andreeff was a non-employee director. During the period that Mr. Andreeff served as Interim President and Chief Executive Officer, he elected not to take any compensation other than compensation as a non-employee director in return for his service. The amounts in the “Option Awards” and “All Other Compensation” columns for 2021 include an equity grant and an annual cash retainer of $35,000 (pro-rated for the period prior to Mr. Andreeff being appointed as President and Chief Executive Officer) that Mr. Andreeff received while serving as a non-employee director and Interim President and Chief Executive Officer. Since he was appointed President and Chief Executive Officer, Mr. Andreeff has received annual base salaries of $350,000 and $367,500 respectively for 2021 and 2022 as more fully described in the Narrative Disclosure below.

(3)
Mr. Mathiesen was a non-employee director for the period from June 9, 2020 until his appointment as Chief Financial Officer, Treasurer and Secretary on June 14, 2021. The amounts in the “Option Awards” and “All Other Compensation” columns for 2021 include an equity grant and cash compensation, respectively, that Mr. Mathiesen received while serving as a non-employee director, as well as an equity award received pursuant to his appointment of Chief Financial Officer, Treasurer and Secretary. Since he was appointed Chief Financial Officer, Treasurer and Secretary as of June 14, 2021, Mr. Mathiesen has received annual base salaries of $335,000 and $351,750 respectively for 2021 and 2022 as more fully described in the Narrative Disclosure below.

(4)
The amounts, in the aggregate, reflect the grant date fair value of a stock award granted under the 2018 Plan based on the closing price per share of Common Stock on the grant date ($4.68) multiplied by the number of shares subject to the award. Mr. Mathiesen received an award of 8,011 shares of Common Stock in lieu of his earned bonus for 2021. The number of shares granted to Mr. Mathiesen was determined by dividing the portion of his earned bonus ($34,477) paid in the form of Common Stock by the 30-trading day volume weighted average closing price per share of Common Stock ending on the trading day immediately preceding the grant date. The grant date fair value of the stock award ($37,491) is greater than his earned bonus, so the incremental additional value of the stock award is reported in the “Stock Awards” column.

(5)
In July 2021, Dr. Favit-Van Pelt received options to purchase 18,000 shares of Common Stock under the Company’s 2021 Inducement Plan as a material inducement to entering into employment with the Company.

Narrative Disclosure to Summary Compensation Table
The compensation program for the Company’s named executive officers for 2022 had three primary components: base salary, annual bonus and equity grants.
Annual Base Salary
We have entered into employment agreements with each of our named executive officers that establish annual base salaries, which are reviewed periodically by our Compensation Committee in order to compensate our named executive officers for the satisfactory performance of duties to the Company. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent. On February 13, 2022, our Compensation Committee, in consultation with an independent compensation consultant, Grant Thornton LLP, approved a 5% increase to the base salaries of our executive officers for 2022 as an adjustment to account for cost of living increases.
Mr. Andreeff
Pursuant to the Interim President and CEO Employment Letter Agreement entered into with Mr. Andreeff on August 23, 2020, Mr. Andreeff elected to take no additional compensation in return for his service as Interim President and Chief Executive Officer. Additionally, since he was not a member of any Board committees, Mr. Andreeff was not eligible for any additional cash retainer in respect of committee membership in 2022. Effective with his appointment as President and Chief Executive Officer on June 14, 2021, the Company entered into an employment agreement with Mr. Andreeff that provides for an annual base salary of $350,000 subject to annual review by the Compensation Committee. As a result of our Compensation Committee’s decision to increase our executive officers’ salaries by 5% to account for increases in cost of living, Mr. Andreeff’s annual base salary for 2022 was $367,500.
Mr. Mathiesen
Effective with his appointment as Chief Financial Officer, Treasurer and Secretary on June 14, 2021, the Company entered into an employment agreement with Mr. Mathiesen that provides for an annual base salary of $335,000, subject to annual review by the Compensation Committee. As a result of our Compensation Committee’s decision to increase our executive officers’ salaries by 5% to account for increases in cost of living, Mr. Mathiesen’s annual base salary for 2022 was $351,750.
Dr. Favit-Van Pelt
Effective with her appointment as Chief Medical Officer on July 7, 2021, the Company entered into an employment agreement with Dr. Favit-Van Pelt that provides for an annual base salary of $340,000, subject to annual review by the Compensation Committee. As a result of our Compensation Committee’s decision to increase our executive officers’ salaries by 5% to account for increases in cost of living, Ms. Favit-Van Pelt’s annual base salary for 2022 was $357,000.
Non-Equity Incentive Plan
In 2022, each of the Company’s named executive officers had a target bonus, set forth as a percentage of annual base salary. Pursuant to the employment agreements between the Company and Messrs. Andreeff and Mathiesen, target bonuses for Messrs. Andreeff and Mathiesen were set at 50% and 40%, respectively, with the Compensation Committee able to determine that a portion of such target be paid in equity in lieu of cash. Under the employment agreement between the Company and Dr. Favit-Van Pelt, her target bonus was set at 35%.
In February 2022, the Compensation Committee recommended, and the Board approved, performance targets for fiscal 2022 that it would consider in approving bonus payments for 2022. These targets included various corporate objectives related to company revenue goals, financing goals, regulatory submissions, and compliance goals.
In February 2023, the Compensation Committee determined that 50% of the performance targets had been met, and approved the bonus payments to Mr. Andreeff, Mr. Mathiesen, and Dr. Favit-Van Pelt at 50% of their respective targets.

Equity-Based Awards
Stock Options
Our equity-based incentive awards which are mainly comprised of stock options are designed to align our interests with those of our employees and consultants, including our named executive officers. Our Compensation Committee has responsibility for granting equity-based incentive awards to our named executive officers. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.
Mr. Andreeff and Mr. Mathiesen
On February 16, 2022, our Compensation Committee approved the grant of an option to purchase 175,000 shares of Common Stock to Mr. Andreeff and an option to purchase 37,000 shares of Common Stock to Mr. Mathiesen pursuant to the 2022 Plan, subsequent to stockholder approval of the 2022 Plan. Each of these stock options has an exercise price equal to the fair market value of a share of Common Stock as of the grant date, as determined in accordance with our 2022 Plan. 29,170 shares of Mr. Andreeff’s stock option vested on June 30, 2022, and the remainder of the shares vests in a series of ten successive equal quarterly installments on the last day of each fiscal quarter. 6,170 shares of Mr. Mathiesen’s stock option vested on June 30, 2022, and the remainder of the shares vests in a series of ten successive equal quarterly installments on the last day of each fiscal quarter.
On September 13, 2022, our Compensation Committee approved the grant of an option to purchase 86,000 shares of Common Stock to Mr. Andreeff and an option to purchase 18,000 shares of Common Stock to Mr. Mathiesen pursuant to the 2022 Plan. Each of these stock options has an exercise price equal to the fair market value of a share of Common Stock as of the grant date, as determined in accordance with our 2022 Plan, and vests in twelve successive equal quarterly installments on the last day of each fiscal quarter beginning on September 30, 2022.
Dr. Favit-Van Pelt
On February 16, 2022, our Compensation Committee approved the grant of an option to purchase 30,000 shares of Common Stock to Dr. Favit-Van Pelt pursuant to the 2018 Plan. Each of these stock options has an exercise price equal to the fair market value of a share of Common Stock as of the grant date, as determined in accordance with our 2018 Plan, and vests in twelve successive equal quarterly installments on the last day of each fiscal quarter beginning on March 31, 2022.
On September 13, 2022, our Compensation Committee approved the grant of an option to purchase 10,000 shares of Common Stock to Dr. Favit-Van Pelt pursuant to the 2022 Plan. This stock option has an exercise price equal to the fair market value of a share of Common Stock as of the grant date, as determined in accordance with our 2022 Plan, and vests in twelve successive equal quarterly installments on the last day of each fiscal quarter beginning on September 30, 2022.
Retirement Benefits and Other Compensation
Our named executive officers do not participate in, or otherwise receive any benefits under, any pension or deferred compensation plan sponsored by us. Starting in 2022, we provide our employees a percentage match to the contributions made by our employees to the Company’s 401(k) savings plan and we provide life insurance benefits to our named executive officers. Our named executive officers were eligible to participate in our employee benefits, including health insurance benefits, on the same basis as our other employees. We generally do not provide perquisites or personal benefits except in limited circumstances.
Employment Agreements and Payments upon Termination or Change in Control
Dane C. Andreeff
On August 23, 2020, we entered into an Interim President and CEO Employment Letter Agreement with Mr. Andreeff. Mr. Andreeff elected to take no additional compensation in return for his service as Interim President and Chief Executive Officer. However, Mr. Andreeff remained eligible to receive the equity retainer granted annually to the Company’s non-employee directors. In 2020, pursuant to the non-employee director compensation policy the Company’s non-employee directors, including Mr. Andreeff, received an annual equity retainer equal to $20,000 delivered in the form of options to purchase shares of Common Stock. Since he was not a member of any Board committees, Mr. Andreeff was not eligible for any cash retainer following his appointment as Interim President and CEO, which the Company paid to the Chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.
On April 7, 2021, the Board approved a new non-employee director compensation policy. Because Mr. Andreeff had elected to take no additional compensation, the Board determined that Mr. Andreeff’s compensation should also reflect the newly adopted director compensation policy, including the annual cash retainer. Under the new director compensation policy, Mr. Andreeff received an annual cash retainer of $35,000, as well as an annual equity award under the 2018 Plan granted to the non-employee directors. In addition, Mr. Andreeff received the annual equity award on the date of the Company’s 2021 annual stockholder meeting, which was to have a target value on the date of grant equal to $50,000. 70% of the target value of the annual equity award was issued in the form of a stock option, and 30% of the target value was issued in the form of restricted stock units, each of which will vest in twelve monthly installments on the last day of each month, subject to Mr. Andreeff’s continuous service as Interim President and Chief Executive Officer or director of the Company.
In connection with the Company’s appointment of Mr. Andreeff as President and Chief Executive Officer on June 14, 2021, the Company entered into an Employment Agreement with Mr. Andreeff (the “Andreeff Employment Agreement”). The Andreeff Employment Agreement has an initial term (the “Initial Term”) of three years beginning on June 14, 2021 and automatically renews for an additional one year period at the end of the Initial Term and each anniversary thereafter (a “Renewal Term”), provided that at least 90 days prior to the expiration of the Initial Term or any Renewal Term the Board does not notify Mr. Andreeff of its intention not to renew.
The Andreeff Employment Agreement entitles Mr. Andreeff to, among other benefits, the following compensation:
•	An annual base salary of $350,000, reviewed at least annually;
•
An annual cash bonus in an amount of up to 50% of annual base salary; provided, that the Company may elect to pay up to 50% of any earned annual bonus in fully vested shares of Common Stock in lieu of cash;

•	Participation in equity-based long-term incentive compensation plans generally available to senior executive officers of the Company;
•
Participation in welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) made available to other senior executive officers of the Company;

•	Prompt reimbursement for all reasonable expenses in accordance with the plans, practices, policies and programs of the Company; and
•	20 days of paid vacation, to be taken in accordance with the Company’s policies and practices.
Pursuant to the Andreeff Employment Agreement, on June 14, 2021, Mr. Andreeff was granted an option to purchase 261,000 shares of Common Stock under the 2018 Plan, at a per share exercise price equal to the closing price of Common Stock on the Nasdaq Capital Market on such date. The option has a 10 year term, and the shares subject to the option vest and become exercisable as follows, subject to Mr. Andreeff’s continuous service with the Company or an affiliate through such vesting dates:
•	25% of the shares subject to the option vested immediately on the date of grant;
•
25% of the shares vest and become exercisable on the date that the Company completes a qualified equity financing yielding aggregate gross proceeds of at least $15,000,000 in a single transaction or a series of related transactions; and

•
of the remaining shares, 25% vest and become exercisable on the one year anniversary of the grant date, and the remainder vest in equal monthly installments on the last day of each full month over the next 36 months.

Pursuant to the Andreeff Employment Agreement, on February 16, 2022, Mr. Andreeff was granted an option to purchase 175,000 shares of Common Stock under the 2022 Plan, at a per share exercise price equal to the closing price of Common Stock on the Nasdaq Capital Market on such date. 29,170 shares of the stock option vested on June 30, 2022 and the remainder of the shares vests in a series of ten successive equal quarterly installments on the last day of each fiscal quarter beginning on September 30, 2022 such that all shares of the stock option will be fully vested on December 31, 2024.
Pursuant to the Andreeff Employment Agreement, on September 13, 2022, Mr. Andreeff was granted an option to purchase 86,000 shares of Common Stock under the 2022 Plan, at a per share exercise price equal to the closing price of Common Stock on the Nasdaq Capital Market on such date. The stock option vests in twelve equal successive quarterly amounts on the last day of each fiscal quarter beginning on September 30, 2022 such that all shares of the stock option will be fully vested on June 30, 2025.
In the event that the Company consummates a transaction that constitutes a Change in Control (as defined in the Andreeff Employment Agreement), all of the unvested shares underlying Mr. Andreeff’s options will fully vest and become exercisable immediately prior to the effectiveness of such Change in Control. In the event of Mr. Andreeff’s death during the employment period or a termination due to disability, for cause by the Company or as a result of resignation without good reason (the date of such termination, the “Termination Date”), Mr. Andreeff or his beneficiaries or legal representatives will be provided any annual base salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the employment period ends and the following additional other benefits under the Andreeff Employment Agreement (the “Unconditional Entitlements”):
•
All benefits payable to Mr. Andreeff under any employee benefit plans (including, without limitation any pension plans or 401(k) plans) of the Company or any of its affiliates applicable to Mr. Andreeff at the time of his termination of employment and all amounts and benefits (other than the Conditional Benefits) which are vested or which Mr. Andreeff is otherwise entitled to receive under the terms of any plan, policy, practice or program of, or any contract or agreement with, the Company, at or subsequent to the Termination Date without regard to the performance by Mr. Andreeff of further services or the resolution of a contingency, will be paid or provided according to the terms of such plans, as determined on the basis of the actual date of termination of Mr. Andreeff’s employment with the Company;

•
Any right which Mr. Andreeff may have to claim a defense and/or indemnity for liabilities to or claims asserted by third parties in connection with Mr. Andreeff’s activities as an officer, director or employee of the Company shall be unaffected by Mr. Andreeff’s termination of employment and shall remain in effect;

•	Mr. Andreeff will be entitled to continuation of health care coverage as is required under, and in accordance with, applicable law or otherwise provided in accordance with the Company’s policies;
•	Mr. Andreeff will be entitled to reimbursement, in accordance with the Company’s policies regarding expense reimbursement for all business expenses incurred prior to the Termination Date; and
•
Except to the extent additional rights are provided upon Mr. Andreeff’s qualifying to receive the Conditional Benefits (as defined in the Employment Agreement), Mr. Andreeff’s rights with respect to any stock option, restricted stock or other equity award granted by the Company will be governed by the terms and provisions of the applicable equity incentive plan, stock option award documents or grant agreement.

In the event of a resignation by Mr. Andreeff for good reason, the exercise by the Company of its right to terminate his employment other than for cause, death or disability or the Company’s election not to extend the employment period upon expiration of the Initial Term or any Renewal Term (not within twelve months following or three months prior to the effective date of a Change in Control), Mr. Andreeff will receive the Unconditional Entitlements and, subject to his signing and delivering to the Company and not revoking a general release of claims in favor of the Company and certain related parties, the Company shall provide Mr. Andreeff (i) a severance amount equal to the sum of his annual base salary as of the termination date and a pro-rated portion of his cash bonus for the year in which the termination occurs (the “Severance Amount”), (ii) Company-paid continued medical coverage for up to twelve months following such termination, and (iii) continued vesting of equity awards that would have vested if he had remained employed with the Company through the end of the then remaining portion of the Initial Term or the Renewal Term, as applicable (the “Conditional Benefits”). In the event of a resignation by Mr. Andreeff for good reason, the exercise by the Company of its right to terminate his employment other than for cause, death or disability or the Company’s election not to extend the employment period upon expiration of the Initial Term or any Renewal Term, in each case, within twelve months following or three months prior to the effective date of a Change in Control, Mr. Andreeff shall receive (i) the Unconditional Entitlements, (ii) 2.0 times the sum of his annual base salary and target cash bonus, (iii) accelerated vesting of all equity awards that were assumed, continued or substituted by the surviving or acquiring corporation in the Change in Control and remain subject to time-based vesting conditions, if any, and (iv) the Conditional Benefits except the Severance Amount. During employment and for the one year period after termination, Mr. Andreeff is subject to non-solicitation and non-competition obligations.
Jeffrey S. Mathiesen
In connection with the company’s appointment of Mr. Mathiesen as Chief Financial Officer, Treasurer and Secretary on June 14, 2021, the Company entered into an Employment Agreement with Mr. Mathiesen (the “Mathiesen Employment Agreement”). The Mathiesen Employment Agreement has an initial term (the “Initial Term”) of three years beginning on June 14, 2021 and automatically renews for an additional one year period at the end of the Initial Term and each anniversary thereafter (a “Renewal Term”), provided that at least 90 days prior to the expiration of the Initial Term or any Renewal Term the Board does not notify Mr. Mathiesen of its intention not to renew.
The Employment Agreement entitles Mr. Mathiesen to, among other benefits, the following compensation:
•	An annual base salary of $335,000, reviewed at least annually;
•
An annual cash bonus in an amount of up to 40% of annual base salary, provided, that the Company may elect to pay up to 70% of any earned annual bonus in fully vested shares of Common Stock in lieu of cash;

•	Participation in equity-based long-term incentive compensation plans generally available to senior executive officers of the Company;
•
Participation in welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) made available to other senior executive officers of the Company;

•	Prompt reimbursement for all reasonable expenses in accordance with the plans, practices, policies and programs of the Company; and
•	20 days of paid vacation, to be taken in accordance with the Company’s policies and practices.
Pursuant to the Mathiesen Employment Agreement, on June 14, 2021, Mr. Mathiesen was granted an option to purchase 103,000 shares of Common Stock under the 2018 Plan, at a per share exercise price equal to the closing price of Common Stock on the Nasdaq Capital Market on such date. The options have a 10 year term, and the shares subject to the options vest and become exercisable as follows, subject to Mr. Mathiesen’s continuous service with the Company or an affiliate through such vesting dates:
•	25% of the shares subject to the option vested immediately on the date of grant;
•
25% of the shares vest and become exercisable on the date that the Company completes a qualified equity financing yielding aggregate gross proceeds of at least $15,000,000 in a single transaction or a series of related transactions; and

•
of the remaining shares, 25% vest and become exercisable on the one year anniversary of the grant date, and the remainder vest in equal monthly installments on the last day of each full month over the next 36 months.

Pursuant to the Mathiesen Employment Agreement, on February 16, 2022, Mr. Mathiesen was granted an option to purchase 37,000 shares of Common Stock under the 2022 Plan, at a per share exercise price equal to the closing price of Common Stock on the Nasdaq Capital Market on such date. 6,170 shares of the stock option vested on June 30, 2022 and the remainder of the shares vests in a series of ten successive equal quarterly installments on the last day of each fiscal quarter beginning on September 30, 2022 such that all shares of the stock option will be fully vested on December 31, 2024.
Pursuant to the Mathiesen Employment Agreement, on September 13, 2022, Mr. Mathiesen was granted an option to purchase 18,000 shares of Common Stock under the 2022 Plan, at a per share exercise price equal to the closing price of Common Stock on the Nasdaq Capital Market on such date. The stock option vests in twelve equal successive quarterly amounts on the last day of each fiscal quarter beginning on September 30, 2022 such that all shares of the stock option will be fully vested on June 30, 2025.

In the event that the Company consummates a transaction that constitutes a Change in Control (as defined in the Mathiesen Employment Agreement), all of the unvested shares underlying Mr. Mathiesen’s options will fully vest and become exercisable immediately prior to the effectiveness of such Change in Control. In the event of Mr. Mathiesen’s death during the employment period or a termination due to disability, for cause by the Company or as a result of resignation without good reason, Mr. Mathiesen or his beneficiaries or legal representatives will be provided any annual base salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the employment period ends and the following additional other benefits under the Mathiesen Employment Agreement (the “Unconditional Entitlements”):
•
All benefits payable to Mr. Mathiesen under any employee benefit plans (including, without limitation any pension plans or 401(k) plans) of the Company or any of its affiliates applicable to Mr. Mathiesen at the time of his termination of employment and all amounts and benefits (other than the Conditional Benefits (as defined in the Mathiesen Employment Agreement)) which are vested or which Mr. Mathiesen is otherwise entitled to receive under the terms of any plan, policy, practice or program of, or any contract or agreement with, the Company, at or subsequent to the Termination Date without regard to the performance by Mr. Mathiesen of further services or the resolution of a contingency, will be paid or provided according to the terms of such plans, as determined on the basis of the actual date of termination of Mr. Mathiesen’s employment with the Company;

•
Any right which Mr. Mathiesen may have to claim a defense and/or indemnity for liabilities to or claims asserted by third parties in connection with Mr. Mathiesen’s activities as an officer, director or employee of the Company shall be unaffected by Mr. Mathiesen’s termination of employment and shall remain in effect;

•	Mr. Mathiesen will be entitled to continuation of health care coverage as is required under, and in accordance with, applicable law or otherwise provided in accordance with the Company’s policies;
•	Mr. Mathiesen will be entitled to reimbursement, in accordance with the Company’s policies regarding expense reimbursement for all business expenses incurred prior to the Termination Date; and
•
Except to the extent additional rights are provided upon Mr. Mathiesen’s qualifying to receive the Conditional Benefits, Mr. Mathiesen’s rights with respect to any stock option, restricted stock or other equity award granted by the Company will be governed by the terms and provisions of the applicable equity incentive plan, stock option award documents or grant agreement.

In the event of a resignation by Mr. Mathiesen for good reason, the exercise by the Company of its right to terminate his employment other than for cause, death or disability or the Company’s election not to extend the employment period upon expiration of the Initial Term or any Renewal Term (not within twelve months following or three months prior to the effective date of a Change in Control), Mr. Mathiesen will receive the Unconditional Entitlements and, subject to his signing and delivering to the Company and not revoking a general release of claims in favor of the Company and certain related parties, the Company shall provide Mr. Mathiesen (i) a severance amount equal to the sum of his annual base salary as of the termination date and a pro-rated portion of his cash bonus for the year in which the termination occurs (the “Severance Amount”), (ii) Company-paid continued medical coverage for up to twelve months following such termination, and (iii) continued vesting of equity awards that would have vested if he had remained employed with the Company through the end of the then remaining portion of the Initial Term or the Renewal Term, as applicable (the “Conditional Benefits”). In the event of a resignation by Mr. Mathiesen for good reason, the exercise by the Company of its right to terminate his employment other than for cause, death or disability or the Company’s election not to extend the employment period upon expiration of the Initial Term or any renewal term, in each case, within twelve months following or three months prior to the effective date of a Change in Control, Mr. Mathiesen shall receive (i) the Unconditional Entitlements, (ii) 1.5 times the sum of his annual base salary and target cash bonus, (iii) accelerated vesting of all equity awards that were assumed, continued or substituted by the surviving or acquiring corporation in the Change in Control and remain subject to time-based vesting conditions, if any, and (iv) the Conditional Benefits except the Severance Amount. During employment and for the one year period after termination, Mr. Mathiesen is subject to non-solicitation and non-competition requirements.

Antonella Favit-Van Pelt, M.D., Ph.D.
Effective with her appointment as Chief Medical Officer on July 7, 2021, Dr. Favit-Van Pelt and the Company entered into an employment agreement (the “Favit-Van Pelt Employment Agreement”) with an initial term of three years beginning on July 7, 2021 (the “Initial Term”) and which automatically renews for an additional one year period at the end of the Initial Term and each anniversary thereafter (a “Renewal Term”), provided that at least 90 days prior to the expiration of the Initial Term or any Renewal Term the Board does not notify Dr. Favit-Van Pelt of its intention not to renew.
The Favit-Van Pelt Employment Agreement entitles Dr. Favit-Van Pelt to, among other benefits, the following compensation:
•	An annual base salary of $340,000, reviewed at least annually;
•	An annual cash bonus in an amount of up to 35% of annual base salary;
•	Participation in equity-based long-term incentive compensation plans generally available to senior executive officers of the Company;
•
Participation in welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) made available to other senior executive officers of the Company;

•	Prompt reimbursement for all reasonable expenses in accordance with the plans, practices, policies and programs of the Company; and
•	20 days of paid vacation, to be taken in accordance with the Company’s policies and practices.
Pursuant to the Favit-Van Pelt Employment Agreement, on July 7, 2021, Dr. Favit-Van Pelt was granted an option to purchase 18,000 shares of Common Stock under the Inducement Plan, at a per share exercise price equal to the closing price of Common Stock on the Nasdaq Capital Market on such date. The option has a 10 year term, and the shares subject to the option vest and become exercisable in 25% increments on each of the first, second, third and fourth anniversaries of the grant date.
Pursuant to the Favit-Van Pelt Employment Agreement, on February 16, 2022, Dr. Favit-Van Pelt was granted an option to purchase 30,000 shares of Common Stock under the 2022 Plan, at a per share exercise price equal to the closing price of Common Stock on the Nasdaq Capital Market on such date. The stock option vests in twelve equal successive quarterly amounts on the last day of each fiscal quarter beginning on March 31, 2022 such that all shares of the stock option will be fully vested on March 31, 2025.
Pursuant to the Favit-Van Pelt Employment Agreement, on September 13, 2022, Dr. Favit-Van Pelt was granted an option to purchase 10,000 shares of Common Stock under the 2022 Plan, at a per share exercise price equal to the closing price of Common Stock on the Nasdaq Capital Market on such date. The stock option vests in twelve equal successive quarterly amounts on the last day of each fiscal quarter beginning on September 30, 2022 such that all shares of the stock option will be fully vested on June 30, 2025.
In the event that the Company consummates a transaction that constitutes a Change in Control (as defined in the Favit-Van Pelt Employment Agreement), all of the unvested shares underlying Dr. Favit-Van Pelt’s options will fully vest and become exercisable immediately prior to the effectiveness of such Change in Control. In the event of Dr. Favit-Van Pelt’s death during the employment period or a termination due to disability, for cause by the Company or as a result of resignation without good reason (the date of such termination, the “Termination Date”), Dr. Favit-Van Pelt or her beneficiaries or legal representatives will be provided any annual base salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the employment period ends and the following additional other benefits under the Favit-Van Pelt Employment Agreement (the “Unconditional Entitlements”):
•
All benefits payable to Dr. Favit-Van Pelt under any employee benefit plans (including, without limitation any pension plans or 401(k) plans) of the Company or any of its affiliates applicable to Dr. Favit-Van Pelt at the time of her termination of employment and all amounts and benefits (other than the Conditional Benefits) which are vested or which Dr. Favit-Van Pelt is otherwise entitled to receive under the terms of any plan, policy, practice or program of, or any contract or agreement with, the Company, at or subsequent to the Termination Date without regard to the performance by Dr. Favit-Van Pelt of further services or the resolution of a contingency, will be paid or provided according to the terms of such plans, as determined on the basis of the actual date of termination of Dr. Favit-Van Pelt’s employment with the Company;

•
Any right which Dr. Favit-Van Pelt may have to claim a defense and/or indemnity for liabilities to or claims asserted by third parties in connection with Dr. Favit-Van Pelt’s activities as an officer, director or employee of the Company shall be unaffected by Dr. Favit-Van Pelt’s termination of employment and shall remain in effect;

•
Dr. Favit-Van Pelt will be entitled to continuation of health care coverage as is required under, and in accordance with, applicable law or otherwise provided in accordance with the Company’s policies;

•	Dr. Favit-Van Pelt will be entitled to reimbursement, in accordance with the Company’s policies regarding expense reimbursement for all business expenses incurred prior to the Termination Date; and
•
Except to the extent additional rights are provided upon Dr. Favit-Van Pelt’s qualifying to receive the Conditional Benefits (as defined in the Favit-Van Pelt Employment Agreement), Dr. Favit-Van Pelt’s rights with respect to any stock option, restricted stock or other equity award granted by the Company will be governed by the terms and provisions of the applicable equity incentive plan, stock option award documents or grant agreement.

In the event of a resignation by Dr. Favit-Van Pelt for good reason, the exercise by the Company of its right to terminate her employment other than for cause, death or disability or the Company’s election not to extend the employment period upon expiration of the Initial Term or any Renewal Term (not within twelve months following or three months prior to the effective date of a Change in Control), Dr. Favit-Van Pelt will receive the Unconditional Entitlements and, subject to her signing and delivering to the Company and not revoking a general release of claims in favor of the Company and certain related parties, the Company shall provide Dr. Favit-Van Pelt (i) a severance amount equal to the sum of her annual base salary as of the termination date and a pro-rated portion of her cash bonus for the year in which the termination occurs (the “Severance Amount”), (ii) Company-paid continued medical coverage for up to twelve months following such termination, and (iii) continued vesting of equity awards that would have vested if she had remained employed with the Company through the end of the then remaining portion of the Initial Term or the Renewal Term, as applicable (the “Conditional Benefits”). In the event of a resignation by Dr. Favit-Van Pelt for good reason, the exercise by the Company of its right to terminate her employment other than for cause, death or disability or the Company’s election not to extend the employment period upon expiration of the Initial Term or any Renewal Term, in each case, within twelve months following or three months prior to the effective date of a Change in Control, Dr. Favit-Van Pelt shall receive (i) the Unconditional Entitlements, (ii) 1.5 times the sum of her annual base salary and target cash bonus, (iii) accelerated vesting of all equity awards that were assumed, continued or substituted by the surviving or acquiring corporation in the Change in Control and remain subject to time-based vesting conditions, if any, and (iv) the Conditional Benefits except the Severance Amount. During employment and for the one year period after termination, Dr. Favit-Van Pelt is subject to non-solicitation and non-competition requirements.
Equity Incentive Plans
Certain of our named executive officers have outstanding awards under (i) our 2016 Omnibus Incentive Plan (as amended, the “2016 Plan”), (ii) the 2018 Plan (the 2018 Plan, together with the Amended and Restated June 2014 Equity Incentive Plan (the “2014 Plan”) and the 2016 Plan, the “Prior Plans”), (iii) the 2022 Plan and (iv) our Inducement Plan.
Under the 2016 Plan, the 2018 Plan and the 2022 Plan, the Compensation Committee may provide, in individual award agreements or in any other written agreement between a participant and us, that the award will be subject to additional acceleration of vesting and exercisability in the event of a termination of employment or change in control.
Under the Inducement Plan, an award may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the award agreement for such award or as may be provided in any other written agreement between the Company and the participant, but in the absence of such provision, no such acceleration will automatically occur.

Outstanding Equity Awards at December 31, 2022
The following tables set forth certain information about equity awards granted to our named executive officers that remain outstanding as of December 31, 2022.
Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Dane C. Andreeff	571	0(1)	363.30	8/07/2027
	428	0(2)	384.65	5/14/2028
	511	0(3)	236.60	3/27/2029
	1,749	0(4)	19.08	6/09/2030
	3,063	0(5)	13.30	5/24/2031
	90,000	0(6)	13.35	6/01/2031
	179,434	81,566(7)	15.57	6/13/2031
	58,336	116,664(9)	4.68	5/22/2032
	14,333	71,667(10)	0.54	9/12/2032
Jeffrey S. Mathiesen	1,749	0(4)	19.08	6/09/2030
	3,063	0(5)	13.30	5/24/2031
	70,811	32,189(7)	15.57	6/13/2031
	12,336	24,664(11)	4.68	5/22/2032
	3,000	15,000(10)	0.54	9/12/2032
Antonella Favit-Van Pelt	4,500	13,500(8)	16.45	7/06/2031
	10,000	20,000(12)	4.68	2/15/2032
	1,667	8,333(13)	0.54	9/12/2032
(1)	This option was granted on August 8, 2017. All of the shares subject to the option have vested.
(2)	This option was granted on May 15, 2018. All of the shares subject to the option have vested.
(3)	This option was granted on March 28, 2019. All of the shares subject to the option have vested.
(4)	These options were granted on June 10, 2020. All of the shares subject to the option have vested.
(5)	These options were granted on May 25, 2021. All of the shares subject to the option have vested.
(6)	This option was granted on June 2, 2021. All of the shares subject to the option have vested.
(7)
These options were granted on June 14, 2021. 25% of the shares were fully vested as of the grant date; 25% of the shares will vest based on a performance condition; of the remaining shares, 25% of such number remaining shall vest on the one year anniversary of the grant date, and the remainder shall vest in thirty-six successive equal monthly installments on the last day of each full month.

(8)	This option was granted on July 7, 2021. The shares vest in equal annual installments over 4 years from the date of grant.
(9)
This options was granted on February 16, 2022. 29,170 shares of this option vested on June 30, 2022 and the remainder shall vest in ten successive equal quarterly installments on the last day of each fiscal quarter beginning on September 30, 2022.

(10)	These options were granted on September 13, 2022 and shall vest in 12 successive equal quarterly installments on the last day of each fiscal quarter beginning on September 30, 2022.
(11)
This option was granted on February 16, 2022. 6,170 shares of this option vested on June 30, 2022 and the remainder shall vest in ten successive equal quarterly installments on the last day of each fiscal quarter beginning on September 30, 2022.

(12)	This option was granted on February 16, 2022 and shall vest in 12 successive equal quarterly installments on the last day of each fiscal quarter beginning on March 31, 2022.
(13)	This option was granted on September 13, 2022 and shall vest in 12 successive equal quarterly installments on the last day of each fiscal quarter beginning on September 30, 2022.

Non-Employee Director Compensation
The Company adopted its new non-employee director compensation policy, effective as of April 1, 2021, pursuant to which all of our non-employee directors receive an annual cash retainer of $35,000 for Board service except for the Chairman of the Board who receives an annual cash retainer of $68,000. In addition, directors receive an additional cash retainer for serving as a committee chair or member as follows:
	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Committee Chair	$16,000	$10,000	$7,500
Committee Member (other than the Chair)	8,000	5,000	5,000
Further, each director receives an annual equity retainer with a target value of approximately $50,000. The equity retainer is paid 70% in options to purchase shares of our Common Stock, which vest in increments of 1/12 per month and 30% in restricted stock units (RSUs), which vest in increments of 1/12 per month. We also reimburse non-employee directors for reasonable expenses incurred in connection with attending Board and committee meetings.
The following table shows certain information with respect to the compensation of all non-employee directors of the Company for the fiscal year ended December 31, 2022. As named executive officers of the Company for 2021, compensation paid to Mr. Andreeff, our President and Chief Executive Officer, and Mr. Mathiesen, our Chief Financial Officer, Treasurer and Secretary, as non-employee directors for the 2021 and 2022 fiscal years is included under “Executive Compensation - Summary Compensation Table for 2022” above.
Name	Fees earned or paid in cash ($)	Option Awards ($)(5)	Stock Awards ($)	Total ($)
Paul Buckman(1)	61,000	19,572	8,469	89,041
Sherrie Perkins(2)	47,500	19,572	8,469	75,541
Edward M. Straw(3)	58,000	19,572	8,469	86,041
Blane Walter(4)	76,000	19,572	8,469	104,041
(1)	Mr. Buckman held options to purchase a total of 24,152 shares of Common Stock and 2,016 unvested RSUs at December 31, 2022.
(2)	Ms. Perkins held options to purchase a total of 24,668 shares of Common Stock and 2,016 unvested RSUs at December 31, 2022.
(3)	Vice Admiral (Retired) Straw held options to purchase a total of 28,950 shares of Common Stock and 2,016 unvested RSUs at December 31, 2022.
(4)	Mr. Walter held options to purchase a total of 28,814 shares of Common Stock and 2,016 unvested RSUs at December 31, 2022.
(5)
The amounts reflect the full grant date fair value for awards granted during the fiscal year ended December 31, 2022. The grant date fair value was computed in accordance with ASC Topic 718, Compensation-Stock Compensation. The assumptions we used in valuing options are described in Note 4 to our audited financial statements included in our Annual Report on Form 10-K.

PAY VERSUS PERFORMANCE
We are providing the following information about the relationship between executive compensation actually paid (CAP) and certain financial performance of the Company as required by SEC rules. Please see “Narrative Disclosure to Summary Compensation Table” for discussion of the primary components of our compensation program.
Pay Versus Performance Table
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($)(5)	Net Income ($ in millions)(6)
2022	602,736	44,735	494,835	332,859	2.33	(14.1)
2021	4,146,828	2,454,245	854,733	565,296	39.33	(18.1)
(1)
Reflects the amount reported in the “Total” column of the Summary Compensation Table for Mr. Andreeff for each corresponding year. See “Named Executive Officer Compensation Tables – Summary Compensation Table for 2022”.

(2)
Amounts reported reflect CAP for Mr. Andreeff, as computed in accordance with Item 402(v) of Regulation S-K, for each corresponding year, which amounts do not reflect the actual amount of compensation earned by or paid to Mr. Andreeff during the applicable year. The adjustments below were made to Mr. Andreeff’s total compensation for each year to determine the CAP for such fiscal year in accordance with the requirements of Item 402(v) of Regulation S-K.

Year	Reported Summary Compensation Table Total for PEO ($)	Less	Reported Value of Equity Awards ($)(a)	Plus	Equity Award Adjustments ($)(b)	Equals	CAP for PEO ($)(c)
2022	602,736	-	133,566	+	(424,435)	=	44,735
2021	4,146,828	-	3,857,426	+	2,164,843	=	2,454,245
(a)	Amounts reflects the sum of the grant date fair value of equity awards as reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)
The equity award adjustments were calculated in accordance with Item 402(v) of Regulation S-K and include: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in the applicable year and vest in the same year, the fair value as of the vesting date; and (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value;. No dividends or other earnings were paid on stock or option awards in any applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments for Mr. Andreeff are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested at Year End ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Change in Fair Value to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Equity Award Adjustments ($)
2022	18,222	(166,441)	16,056	(292,272)	(424,435)
2021	483,420	—	1,680,222	1,201	2,164,843
(3)
Reflects the average amount reported in the “Total” column of the Summary Compensation Table for our other NEOs as a group (excluding Mr. Andreeff) for each corresponding year. See “Named Executive Officer Compensation Tables – Summary Compensation Table for 2022”. The names of each of the other NEOs (excluding Mr. Andreeff) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Mr. Mathiesen and Ms. Favit-Van Pelt; and (ii) for 2021, Mr. Mathiesen, Joyce LaViscount, and Ms. Favit Van-Pelt.

(4)
Amounts reported reflect CAP for the other NEOs as a group (excluding Mr. Andreeff), as computed in accordance with Item 402(v) of Regulation S-K, for each corresponding year, which amounts do not reflect an average of the actual amount of compensation earned by or paid to the other NEOs as a group (excluding Mr. Andreeff) during the applicable year. The adjustments below were made to the average total compensation for the NEOs as a group (excluding Mr. Andreeff) for each year to determine the CAP for such year in accordance with the requirements of Item 402(v) of Regulation S-K.

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Less	Average Reported Value of Equity Awards ($)	Plus	Average Equity Award Adjustments ($)(a)	Equals	Average CAP for Non-PEO NEOs ($)
2022	494,835	-	61,030	+	(100,946)	=	306,001
2021	854,733	-	476,697	+	187,260	=	565,296
(a)
See note (b) to footnote (2) above for an explanation of the equity award adjustments made in accordance with Item 402(v) of Regulation S-K. The amounts deducted or added in calculating the total average equity award adjustments for the other NEOs as a group (excluding Mr. Andreeff) are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested at Year End ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Average Change in Fair Value to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Average Equity Award Adjustments ($)
2022	3,216	(47,571)	4,774	(61,951)	(100,946)
2021	77,516	0	105,409	4,336	187,260
(5)
Cumulative TSR is calculated as the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)	Amounts reflect the net income as reported in the Company’s audited financial statements for the applicable year.
Analysis of Information Presented in the Pay Versus Performance Table
The Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table, including CAP, as required by Item 402(v) of Regulation S-K. The Compensation Committee utilizes several performance measures to align executive compensation with Company performance, and only some of those Company measures are presented in the Pay versus Performance table above and the graphs below. The Compensation Committee has not previously used or considered CAP as computed in accordance with Item 402(v) of Regulation S-K to set target compensation amounts or align our NEO compensation to Company performance.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
Net Income (millions)
$0.0
-$2.0
-$4.0
-$6.0
-$8.0
-$10.0
-$12.0
-$14.0
-$16.0
-$18.0
-$20.0
$(18.1)
$(14.1)
2021
2022
PEO
Average for Non-PEO NEOs
Net Loss

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our Common Stock and our Series B Preferred Stock as of April 5, 2023 by: (i) each director; (ii) each of our named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of our Common Stock.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, these rules require that we include shares of Common Stock issuable pursuant to the vesting of warrants and the exercise of stock options that are either immediately exercisable or exercisable within 60 days of April 5, 2023, and restricted stock units that vest within 60 days of April 5, 2023. These shares are deemed to be outstanding and beneficially owned by the person holding those warrants or options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. This table is based on information supplied by officers, directors and principal stockholders and Schedule 13D, Schedule 13G and Section 16 filings, if any, with the SEC. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for persons listed in the table is c/o Helius Medical Technologies, Inc., 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940. As of April 5, 2023, we had 28,213,378 shares of Common Stock outstanding and 28,213.378 shares of Series B Preferred Stock outstanding.
	Beneficial Ownership(1)
Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class	Number of Shares of Series B Preferred Stock Beneficially Owned(2)	Percent of Voting Power on Proposals 3 and 4
Antonella Favit-Van Pelt(3)	141,417	*	0	*
Sherrie Perkins(4)	29,204	*	4.032	*
Edward M. Straw(5)	35,503	*	6.049	*
Blane Walter(6)	33,350	*	4.032	*
Paul Buckman(7)	28,809	*	4.153	*
Jeffrey S. Mathiesen(8)	337,271	1.2%	11.948	*
Dane C. Andreeff(9)	1,557,832	5.4%	716.993	2.5%
All current executive officers and directors as a group (7 persons)(10)	2,163,386	7.3%	747.207	2.6%
*	Less than one percent.
(1)
This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 28,213,378 shares of Common Stock and 28,213.378 shares of Series B Preferred Stock outstanding on April 5, 2023.

(2)
On March 23, 2023, our Board declared a dividend of one one-thousandth (1/1,000th) of a share of Series B Preferred Stock for each outstanding share of Common Stock to holders of record of Common Stock as of April 3, 2023. Shares of Series B Preferred Stock will not be distributed with respect to any options to purchase our Common Stock unless such options are exercised prior to such record date. All shares of Series B Preferred Stock that are not present in person or by proxy at the Annual Meeting as of immediately prior to the opening of the polls at the Annual Meeting will be automatically redeemed. The Series B Preferred Stock is entitled to be voted together with the Common Stock as a single class on Proposals 3 and 4.

(3)	Includes 141,417 shares of Common Stock issuable upon the exercise of stock options.
(4)	Includes 4,032 shares of Common Stock, 24,668 shares of Common Stock issuable upon the exercise of stock options, and 504 shares of Common Stock issuable upon the vesting of restricted stock units.
(5)	Includes 6,049 shares of Common Stock, 28,950 shares of Common Stock issuable upon the exercise of stock options, and 504 shares of Common Stock issuable upon the vesting of restricted stock units.
(6)	Includes 4,032 shares of Common Stock, 28,814 shares of Common Stock issuable upon the exercise of stock options, and 504 shares of Common Stock issuable upon the vesting of restricted stock units.
(7)	Includes 4,153 shares of Common Stock, 24,152 shares of Common Stock issuable upon the exercise of stock options, and 504 shares of Common Stock issuable upon the vesting of restricted stock units.
(8)	Includes 11,948 shares of Common Stock and 325,323 shares of Common Stock issuable upon the exercise of stock options.

(9)
Includes 86,482 shares of Common Stock and 12,350 shares of Common Stock issuable upon the exercise of warrants held by Maple Leaf Partners, L.P., 19,200 shares of Common Stock and 3,376 shares of Common Stock issuable upon the exercise of warrants held by Maple Leaf Partners I, L.P., 53,779 shares of Common Stock and 8,162 shares of Common Stock issuable upon the exercise of warrants held by Maple Leaf Discovery I, L.P., 4,634 shares of Common Stock and 1,433 shares of Common Stock issuable upon the exercise of warrants held by Maple Leaf Offshore, Ltd., 552,898 shares on Common Stock held directly by Mr. Andreeff and 815,518 shares of Common Stock issuable upon the exercise of stock options held directly by Mr. Andreeff. Mr. Andreeff has sole voting and dispositive power over shares held by Maple Leaf Partners, L.P., Maple Leaf Partners I, L.P., Maple Leaf Discovery I, L.P. and Maple Leaf Offshore, Ltd.

(10)
Includes 747,207 shares of Common Stock, 25,321 shares of Common Stock issuable upon the exercise of warrants, 1,388,842 shares of Common Stock issuable upon the exercise of stock options, and 2,016 shares of Common Stock issuable upon the vesting of restricted stock units.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related-Person Transactions Policy and Procedures
The Board has adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds or will exceed $120,000 or, during such time as the Company qualifies as a “smaller reporting company,” the lesser of (1) $120,000 or (2) 1% of the average of our total assets for the last two completed fiscal years. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, nominee to become director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.
Certain Related-Person Transactions
The following includes a summary of transactions since January 1, 2021 to which we have been a party, in which the amount involved in the transaction exceeded 1% of the average of our total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Other than described below, there have not been, nor are there currently, any proposed transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which include equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”
February 2021 Public Offering
On February 1, 2021, in an underwritten public offering, the Company issued 744,936 shares of Common Stock and warrants to purchase up to an aggregate of 372,468 shares of Common Stock at a purchase price of $14.82 per unit, consisting of one share and a warrant to purchase 0.50 shares of Common Stock. The warrants have an initial exercise price of $16.302 per share and are exercisable for a period of five years from the date of issuance. Affiliates of the Company’s President and Chief Executive Officer, and holders of over 5% of our Common Stock, participated in the Public Offering on the same terms and conditions as all other purchasers, purchasing 16,868 shares and warrants to purchase 8,434 shares, for a purchase price of $250,000.

November 2021 Public Offering
On November 12, 2021, in an underwritten public offering, the Company issued 1,385,031 shares of Common Stock at a purchase price of $8.00 per share. Affiliates of the Company’s Chief Executive Officer, and holders of over 5% of our Common Stock, participated in the Public Offering on the same terms and conditions as all other purchasers, purchasing 37,500 shares for a purchase price of $300,000.
Indemnification
The Company provides indemnification for its directors and officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Company’s Amended and Restated Bylaws, the Company is required to indemnify its directors and officers to the extent not prohibited under Delaware or other applicable law. The Company has also entered into indemnity agreements with its officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under applicable law and the Company’s Amended and Restated Bylaws.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
BDO USA, LLP audited our financial statements as of and for the fiscal year ended December 31, 2021, and Baker Tilly US, LLP audited our financial statements as of and for the fiscal year ended December 31, 2022. Representatives of Baker Tilly US, LLP are expected to be present at the Annual Meeting by remote communication. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
The Audit Committee has selected Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and the Board has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Neither the Company’s Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of Baker Tilly US, LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Baker Tilly US, LLP to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Baker Tilly US, LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the voting power of the shares present by remote communication or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the selection of Baker Tilly US, LLP.
Change in Independent Registered Public Accounting Firm
As reported on the Company’s Current Report on Form 8-K, dated September 30, 2022, the Audit Committee engaged Baker Tilly on September 30, 2022 as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022, and on September 26, 2022 dismissed BDO USA, LLP (“BDO”), the Company’s prior independent registered public accounting firm.
BDO’s reports on the Company’s financial statements as of and for the fiscal years ended December 31, 2021 and 2020 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that each of BDO’s reports contained an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern. During the fiscal years ended December 31, 2021 and 2020 and the subsequent interim periods through September 26, 2022, there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to BDO’s satisfaction, would have caused BDO to make reference thereto in its reports. During the fiscal years ended December 31, 2021 and December 31, 2020 and the subsequent interim periods through September 26, 2022, there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.
During the fiscal years ended December 31, 2021 and 2020 and the subsequent interim periods through September 26, 2022, neither the Company nor anyone on its behalf has consulted with Baker Tilly regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Baker Tilly concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions); or (iii) any reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K)..
The Company requested that BDO furnish a letter addressed to the SEC stating whether it agrees with the above statements. BDO has furnished the letter confirming its agreement with the above statements. A copy of BDO’s, dated September 30, 2022, is filed as Exhibit 16 to the Company’s Form 8-K dated September 30, 2022.

Principal Accountant Fees and Services
The Audit Committee retained BDO USA, LLP to audit the Company’s consolidated financial statements for the year ended December 31, 2021, and Baker Tilly US, LLP for the year ended December 31, 2022. The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2022 and December 31, 2021 (amounts in thousands).
	Fiscal Year Ended December 31, 2022 (Baker Tilly US, LLP)	Fiscal Year Ended December 31, 2021 (BDO USA, LLP)
Audit Fees(1)	$236	398
Tax Fees(2)	41	31
Total Fees	274	429
(1)
Audit fees included amounts billed for professional services rendered in connection with the audit of our consolidated financial statements and review of our interim consolidated financial statements included in quarterly reports and services that are normally provided by our principal accountant in connection with statutory and regulatory filings as well as professional services rendered in connection with the Company’s public offerings, including reviewing registration statements and prospectuses and preparing comfort letters.

(2)	Tax fees included amounts billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal, state and tax compliance.
All fees described above were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
Our Audit Committee has adopted policies and procedures for the pre-approval of audit services and permitted non-audit and tax services rendered by our independent registered public accounting firm. The policy generally provides pre-approval of specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The Audit Committee must pre-approve all services provided by the independent registered public accounting firm.
The Audit Committee has determined that the rendering of services other than audit services by Baker Tilly US, LLP is compatible with maintaining the principal accountant’s independence.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF
PROPOSAL 2.

PROPOSAL 3 - APPROVAL OF A PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK TO ENABLE THE COMPANY TO COMPLY WITH THE NASDAQ STOCK MARKET’S CONTINUED LISTING REQUIREMENTS
General
The Board has unanimously approved an amendment to the Company’s Certificate of Incorporation to effect a reverse split of the Company’s Common Stock any time prior to the first anniversary of its approval by the stockholders at a ratio in the range of 1-for-10 to 1-for-80, to be determined at the discretion of the Board, whereby each outstanding 10 to 80 shares would be combined, converted and changed into 1 share of the Company’s Common Stock. A form of the certificate of amendment to the Certificate of Incorporation for the reverse stock split (the “Reverse Stock Split Certificate of Amendment”) is attached hereto as Appendix A. The following discussion is qualified in its entirety by the full text of the Reverse Stock Split Certificate of Amendment, which is incorporated herein by reference.
The Board has recommended that the proposed Reverse Stock Split Certificate of Amendment to effect the reverse stock split be presented to the Company’s stockholders for approval. If the Reverse Stock Split Certificate of Amendment is approved by a majority of the Company’s stockholders, the Board will have discretion to determine, as it deems to be in the best interest of the Company’s stockholders, the specific ratio to be used within the range described above and the timing of the reverse stock split, which must occur any time prior to the first anniversary of its approval by the stockholders. The Board believes that stockholder approval of the range of reverse stock split ratios (as opposed to approval of a single reverse stock split ratio) provides the Board with maximum flexibility to achieve the purpose of a reverse stock split, as discussed below, and therefore is in the best interests of the Company and its stockholders.
The Board may, in its discretion, determine not to effect the reverse stock split if it determines, subsequent to obtaining stockholder approval, that such action is not in the best interests of the Company. By voting in favor of the reverse stock split, you are expressly authorizing the Board to determine not to proceed with, and abandon, the reverse stock split if it should so decide.
Reasons for the Reverse Stock Split
The Company’s Common Stock is quoted on the Nasdaq Capital Market under the symbol “HSDT.”
For the Common Stock to continue trading on the Nasdaq Capital Market, the Company must comply with various listing standards, including that our Common Stock maintain a minimum bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The closing price of the Company’s Common Stock on the Nasdaq Capital Market on April 13, 2023 was $0.21 per share and, over the prior 52 weeks, the closing price of the Company’s Common Stock has ranged from $0.19 to $3.15 per share.
As previously disclosed, on September 19, 2022, the Company received a letter (the “Notice”) from the Listing Qualifications Staff of The Nasdaq Stock Market (“Nasdaq”) indicating that, based on the closing bid price of the Company’s Common Stock for the 30 consecutive business days preceding the Notice, the Company no longer meets the Minimum Bid Price Requirement. The Notice has no effect on the listing of the Common Stock at this time, and the Common Stock continues to trade on the Nasdaq Capital Market under the symbol “HSDT.” In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a period of 180 calendar days in which to regain compliance, and that period was extended in March 2023.
If we do not regain compliance with the Minimum Bid Price Requirement by the end of the applicable compliance period (September 18, 2023), our Common Stock would be subject to delisting from Nasdaq. In that case, however, the Company would have the right to request a hearing before a Nasdaq Hearings Panel to address its plan to remedy the deficiency, which request would stay any delisting action by the Listing Qualifications staff pending the ultimate outcome of the hearing process.
The Board is asking the stockholders to grant it the authority, at its discretion, to effect a reverse stock split, which the Board believes is an effective way to increase the minimum bid price of our Common Stock proportionately by reducing the number of outstanding shares of Common Stock and put us in a position to regain compliance with the Minimum Bid Price Requirement. The Board further believes that the increased market price of our Common Stock expected as a result of implementing the reverse stock split may improve marketability and liquidity of our Common Stock and may encourage trading.

In evaluating whether or not to recommend that stockholders authorize the reverse stock split, in addition to the considerations described above, the Board took into account various negative factors associated with a reverse stock split. These factors include: the negative perception of reverse stock splits held by some investors, analysts, and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined, with a corresponding decline in market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split. Conversely, we believe the current low market price of our Common Stock impairs its acceptability to important segments of the institutional investor community and the investing public. Many investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. We believe that the low market price of our Common Stock has reduced the effective marketability of our shares because of the reluctance of many brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.
The Board believes that maintaining the listing of the Company’s Common Stock on Nasdaq is in the best interests of the Company and its stockholders. The Board believes that the delisting of the Company’s Common Stock from Nasdaq would impair our ability to raise additional funds and result in lower prices and larger spreads in the bid and ask prices for the Company’s Common Stock, among other things. See “Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting” below for more information.
Determination of the Reverse Stock Split Ratio
Our Board only intends to implement the reverse stock split to the extent it believes necessary to maintain the Company’s listing on Nasdaq. In determining the ratio to be used, the Board will consider various factors, including but not limited to:
•	the potential impact and anticipated benefits to the Company and its stockholders;
•	market conditions and existing and expected market price of the Company’s Common Stock at such time;
•	existing and expected marketability of the Common Stock;
•	the number of shares that will be outstanding after the reverse stock split;
•	the stockholders’ equity at such time; and
•	the trading volume of the Company’s Common Stock at such time.
Impact of the Reverse Stock Split, if Implemented
The Company’s Certificate of Incorporation, as previously corrected (the “Certificate of Incorporation”), currently authorizes the issuance of 160,000,000 shares of capital stock, consisting of 150,000,000 shares of Class A Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock. On March 31, 2023, the Company had: 28,213,378 shares of Common Stock issued and outstanding, 11,122,299 shares of Common Stock issuable upon the exercise of outstanding options, 36,593,924 shares of Common Stock issuable upon the exercise of outstanding warrants, 2,016 shares of Common stock issuable upon settlement of restricted stock units and 2,669,478 shares of Common Stock reserved for future issuance under the Company’s 2022 Equity Incentive Plan and 2021 Inducement Plan.
As a matter of Delaware law, the implementation of a reverse stock split does not require a reduction in the total number of authorized shares. If the Company’s stockholders adopt and approve the Reverse Stock Split Certificate of Amendment and the reverse stock split is implemented by the Company, the authorized number of shares of the Company’s Common Stock would not be reduced by the reverse stock split ratio determined by the Board.
If approved and effected, the reverse stock split will automatically apply to all shares of the Company’s Common Stock, and each stockholder will own a reduced number of shares of the Company’s Common Stock. However, except for adjustments that may result from the treatment of fractional shares, as described below, or as a result of adjustments to the conversion prices of certain convertible securities, as described below, the reverse stock split will not affect any stockholder’s percentage ownership or proportionate voting power.
All shares of Series B Preferred Stock that are not present in person or by proxy at the Annual Meeting as of immediately prior to the opening of the polls at the Annual Meeting will be automatically redeemed in the Initial Redemption. Any outstanding shares of Series B Preferred Stock that were not redeemed pursuant to the Initial Redemption will be redeemed in whole, but not in part, (i) if and when ordered by our Board or (ii) automatically upon the approval by the Company’s stockholders of the Reverse Stock Split Certificate of Amendment effecting the Reverse Stock Split. Please refer to the discussion in the Questions and Answers About the Annual Meeting section under “Who is entitled to vote?”, “What are the voting rights of the stockholders?” and “What vote is required to approve each item of business?” for a description of the voting power of the Series B Preferred Stock.
Based on the Company’s capitalization as of March 31, 2023, the principal effect of the reverse stock split (at a ratio between 1-for-10 and 1-for-80), not taking into account the treatment of fractional shares described under “—Procedure for Effecting the Reverse Stock Split—Treatment of Fractional Shares” below, would be that:
•	the number of shares of the Company’s Common Stock issued and outstanding would be reduced from 28,213,378 shares to between approximately 352,667 shares and 2,821,337 shares;
•
the number of shares of the Company’s Common Stock issuable upon the exercise of outstanding stock options would be reduced from 11,122,299 to between approximately 139,028 shares and 1,112,229 shares (and the respective exercise prices of the options would increase by a factor equal to the inverse of the split ratio);

•
the number of shares of the Company’s Common Stock issuable upon the exercise of outstanding warrants would be reduced from 36,593,924 to between approximately 457,424 shares and 3,659,392 shares (and the respective exercise prices of the warrants would increase by a factor equal to the inverse of the split ratio);

•	the number of shares of the Company’s Common Stock issuable upon the settlement of outstanding restricted stock units would be reduced from 2,016 to between approximately 25 shares and 201 shares;
•
the aggregate number of shares of the Company’s Common Stock reserved for issuance, in connection with future awards under the Company’s 2022 Equity Incentive Plan and 2021 Inducement Plan would be reduced from 2,669,478 to between approximately 33,368 shares and 266,947 shares;

•	the number of shares of the Company’s authorized Common Stock would remain unchanged at 150,000,000 shares;
•	the 10,000,000 shares of the Company’s authorized preferred stock would remain unchanged; and
•
the number of shares of the Company’s Common Stock that are authorized, but unissued and unreserved, would increase from 71,398,905 to between approximately 142,139,894 shares and 149,017,488 shares; and the par value of the Company’s Common Stock and preferred stock would remain unchanged at $0.001 per share, and, as a result, the stated capital attributable to Common Stock on the Company’s balance sheet would be reduced proportionately based on the reverse stock split ratio, the additional paid-in capital account would be credited with the amount by which the stated capital is reduced, and the per-share net income or loss and net book value of the Company’s Common Stock would be restated because there would be fewer shares of Common Stock outstanding.

The following table contains approximate information relating to our Common Stock immediately following the reverse stock split under certain possible exchange ratios, based on share information as of March 31, 2023. All share numbers are rounded down to the nearest whole share but otherwise do not reflect the potential effect of rounding down for fractional shares that may result from the reverse stock split.
	Pre-Reverse Split	1-for-10	1-for-30	1-for-45	1-for-60	1-for-80
Number of authorized shares of Common Stock	150,000,000	150,000,000	150,000,000	150,000,000	150,000,000	150,000,000
Number of outstanding shares of Common Stock	28,213,378	2,821,337	940,445	626,963	470,222	352,667
Number of shares of Common Stock issuable upon exercise of outstanding stock options	11,122,299	1,112,229	370,743	247,162	185,371	139,028
Number of shares of Common Stock issuable upon exercise of outstanding warrants	36,593,924	3,659,392	1,219,797	813,198	609,898	457,424
Number of shares of Common Stock issuable upon settlement of outstanding restricted stock units	2,016	201	67	44	33	25
Number of shares of Common Stock reserved for issuance in connection with future awards under the Company’s 2022 Equity Incentive Plan and 2021 Inducement Plan	2,669,478	266,947	88,982	59,321	44,491	33,368
Number of shares of Common Stock authorized, but unissued and unreserved	71,398,905	142,139,894	147,379,966	148,253,312	148,689,985	149,017,488
See also “Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting” and “—Procedure for Effecting the Reverse Stock Split—Treatment of Fractional Shares” below for additional information regarding the potential impact of the reverse stock split.
Anti-Takeover and Dilutive Effects
The number of authorized shares of our Common Stock and preferred stock will not be reduced as a result of the reverse stock split. The Common Stock and preferred stock that is authorized but unissued provide the Board with flexibility to effect, among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. Following the reverse stock split, our Board would continue to have the authority to issue additional shares from time to time without further action by the stockholders except as may be required by applicable law or regulations. The Reverse Stock Split Certificate of Amendment is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock or preferred stock to impede a takeover attempt.
The Company expects to require additional financing to fund its ongoing activities. Other than the foregoing, and except for the Company’s obligation to issue Common Stock upon the exercise of outstanding options and warrants, we have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of Common Stock subsequent to the reverse stock split at this time.
Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting
A reverse stock split may negatively impact the market for our Common Stock.
Factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the total market capitalization of our Common Stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of our Common Stock following the reverse stock split will increase in proportion to the reduction in the number of shares of Common Stock outstanding before the reverse stock split. A decline in the market price of our Common Stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our Common Stock could be adversely affected following such a reverse stock split.
In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares). Any stockholder who owns fewer than 10 to 80 shares of Common Stock, depending on the final ratio, prior to the reverse stock split will own fewer than 100 shares of Common Stock following the reverse stock split. Stockholders who hold odd lots typically experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales. Furthermore, some stockholders may cease being stockholders of the Company following the reverse stock split. Any stockholder who owns fewer than 10 to 80 shares of Common Stock, depending on the final ratio, prior to the reverse stock split will own less than one share of Common Stock following the reverse stock split and therefore such stockholder will receive cash equal to the market value of such fractional share and cease being a stockholder of the Company, as further described below under “—Procedure for Effecting the Reverse Stock Split—Treatment of Fractional Shares”.
The market price of our Common Stock will also be based on our performance and other factors, including those factors listed under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2022, and other reports that we file with the SEC and the Canadian securities regulators. There can also be no assurance that the minimum bid price per share of our Common Stock will remain in excess of $1.00 following the reverse stock split for a sustained period of time, if at all.
Nasdaq may delist the Company’s Common Stock, which could seriously harm the liquidity of the Common Stock and the Company’s ability to raise capital.
On September 19, 2022, the Company received the Notice from Nasdaq staff indicating that, based upon the closing bid price of the Common Stock for the last 30 consecutive business days, the Company no longer meets the Minimum Bid Price Requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a period of 180 calendar days, or until March 20, 2023, in which to regain compliance. In March 2023, that period was extended to September 18, 2023. If the Company is unable to regain compliance with the Minimum Bid Price Requirement or other listing requirements, the Company could to lose eligibility for continued listing on the Nasdaq Capital Market or any comparable trading market.
If we cease to be eligible to trade on Nasdaq:
•	We may have to pursue trading in the United States on a less recognized or accepted market, such as the OTC Bulletin Board or the “pink sheets”;
•
Shares of our Common Stock could be less liquid and marketable, thereby reducing the ability of stockholders to purchase or sell our shares as quickly and as inexpensively as they have done historically;

•	Our Common Stock may be deemed a “penny stock,” and transactions in our Common Stock would be more difficult and cumbersome;
•
We may be unable to access capital on favorable terms or at all, as companies trading on alternative markets may be viewed as less attractive investments with higher associated risks, such that existing or prospective institutional investors may be less interested in, or prohibited from, investing in our Common Stock; and

•	The market price of the Common Stock may further decline.
A reverse stock split would increase the Company’s authorized but unissued shares of Common Stock, which could negatively impact a potential investor if they purchased shares of Common Stock.
Because the number of authorized shares of the Company’s Common Stock will not be reduced proportionately, the reverse stock split will increase the Board’s ability to issue authorized and unissued shares without further stockholder action. The issuance of additional shares of Common Stock or securities convertible into Common Stock may have a dilutive effect on earnings per share and relative voting power and may cause a decline in the trading price of the Common Stock. The Company could use the shares that are available for future issuance in dilutive equity financing transactions, or to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.
The Company expects to require additional financing to fund its ongoing activities. Other than the foregoing, and except for the Company’s obligation to issue Common Stock upon the exercise of outstanding options and warrants, the Company has no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of Common Stock subsequent to the reverse stock split at this time.
Procedure for Effecting the Reverse Stock Split
When and if the Board decides to implement the reverse stock split at any time before the first anniversary of its approval by the stockholders, the Company will promptly file the Reverse Stock Split Certificate of Amendment with the Secretary of State of the State of Delaware to amend its existing Certificate of Incorporation. The reverse stock split will become effective upon filing the Reverse Stock Split Certificate of Amendment with the Secretary of State of the State of Delaware or at a later date and time set forth therein, if any, which effective date and time is referred to as the “reverse stock split effective date”. Beginning on the reverse stock split effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Reverse Stock Split Certificate of Amendment is set forth in Appendix A to this proxy statement. The text of the Reverse Stock Split Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split, including the applicable ratio for the reverse stock split.
After the reverse stock split effective date, our Common Stock will have a new CUSIP number, which is a number used to identify securities, and stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number using the procedures described below.
Exchange of Stock Certificates
Each stock certificate that, immediately prior to the reverse stock split effective date, represented shares of Common Stock that were issued and outstanding immediately prior to the reverse stock split effective date shall, from and after the reverse stock split effective date, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the reverse stock split effective date into which the shares of Common Stock formerly represented by such certificate shall have been combined (as well as the right to receive cash in lieu of fractional shares of Common Stock after the reverse stock split effective date), provided however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the reverse stock split effective date shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the reverse stock split effective date into which the shares of Common Stock formerly represented by such certificate shall have been combined.
Treatment of Fractional Shares
To avoid the existence of fractional shares of Common Stock after the reverse stock split, fractional shares that would be created as a result of the reverse stock split will be rounded down to the next whole share and the stockholder will receive cash equal to the market value of the fractional share, determined by multiplying such fraction by the closing sales price of the Company’s Common Stock as reported on Nasdaq on the last trading day before the reverse stock split effective date (as adjusted to give effect to the reverse stock split). The ownership of a fractional share will not give the holder any voting, dividend or other right except to receive the cash payment therefor. If a stockholder is entitled to a cash payment in lieu of any fractional share, a check will be mailed to the stockholder’s registered address as soon as practicable after the reverse stock split effective date. By signing and cashing the check, stockholders will warrant that they owned the shares of Common Stock for which they received such cash payment.
No Appraisal Rights
Under the Delaware General Corporation Law, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed Reverse Stock Split Certificate of Amendment to effect the reverse stock split, and we will not independently provide our stockholders with any such rights.

Material Federal Income Tax Consequences
The following discussion of certain U.S. federal income tax consequences to the Company’s stockholders of the reverse stock split, if effected, does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences and is included for general information only. It not intended as tax advice to any person and is not a comprehensive description of the tax consequences that may be relevant to each stockholder’s own particular circumstances. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the reverse stock split.
This discussion addresses the U.S. federal income tax consequences only to a stockholder that is (i) a citizen or individual resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock, (iii) a trust if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person, or (iv) an estate whose income is subject to U.S. federal income taxation regardless of its source. This discussion addresses only those stockholders who hold their pre-reverse stock split shares as “capital assets” as defined in the Code (generally, property held for investment), and will hold the shares received in the reverse stock split as capital assets. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as, without limitation, stockholders who are subject to the alternative minimum tax, banks, insurance companies, regulated investment companies, personal holding companies, stockholders who are not “United States persons” as defined in Section 7701(a)(30) of the Code, U.S. persons whose functional currency is not the U.S. dollar, broker-dealers, tax-exempt entities, or S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (or investors therein). If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds pre-reverse stock split shares of the Company’s stock, the U.S. federal income tax treatment of a partner of the partnership will depend on the status of the partner and the activities of the partnership and upon certain determinations made at the partnership level. Partners in partnerships holding our Common Stock are urged to consult their own tax advisors about the U.S. federal income tax consequences of the reverse stock split.
Stockholders are advised to consult their own tax advisers regarding the U.S. federal income tax consequences of the reverse stock split in light of their personal circumstances and the consequences under state, local and foreign tax laws, and also as to any estate or gift tax considerations.
Exchange Pursuant to Reverse Stock Split
No gain or loss will be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split, except to the extent of cash, if any, received in lieu of fractional shares, further described in “—Cash in Lieu of Fractional Shares” below. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split, including any fractional share deemed to have been received, will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor, and the holding period of the post-reverse stock split shares will include the holding period of the pre-reverse stock split shares.
Cash in Lieu of Fractional Shares
A stockholder who receives cash in lieu of a fractional post-reverse stock split share should generally be treated as having received such fractional share pursuant to the reverse stock split and then as having exchanged such fractional share for cash in a redemption of such fractional share. The amount of any gain or loss should be equal to the difference between the ratable portion of the tax basis of the pre-reverse stock split shares exchanged in the reverse stock split that is allocated to such fractional share and the cash received in lieu thereof. In general, any such gain or loss will constitute a long-term capital gain or loss if the stockholder’s holding period for such pre-reverse stock split shares exceeds one year at the time of the reverse stock split. Deductibility of capital losses by holders is subject to limitations. Depending on a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.

The Company will not recognize any gain or loss as a result of the reverse stock split.
Vote Required
The affirmative vote of holders of a majority of the outstanding shares of Common Stock and Series B Preferred Stock entitled to vote at the Special Meeting is required for the approval of the Reverse Stock Split Certificate of Amendment to effect a reverse stock split. Abstentions and broker non-votes, if any, will have the same effect as votes against the matter.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE OF “FOR” PROPOSAL 3.

PROPOSAL 4 – ADJOURNMENT OF ANNUAL MEETING
The Board has approved the submission to the stockholders of a proposal to approve one or more adjournments of the Annual Meeting in the event that there is not a sufficient number of votes at the Annual Meeting to approve Proposal 3. In order to permit proxies that have been timely received to be voted for such adjournments, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the Annual Meeting, the adjournment is for a period of less than 30 days and the record date remains unchanged, no notice of the time and place of the reconvened meeting will be given to stockholders, other than an announcement made at the Annual Meeting.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 4.

ADDITIONAL MATTERS
Other Matters
The Company is unaware of any business, other than as described in this proxy statement, that may be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.
To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please promptly indicate your choices via the internet or phone, or by mail, according to the procedures described on the proxy card. Voting before the Annual Meeting does not prevent you from attending and voting at the Annual Meeting.
Householding
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, stockholders sharing an address who have been previously notified by their broker, bank or other agent and have consented to householding will receive only one copy of our proxy statement. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
We expect that a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker.
Upon written or oral request, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the proxy materials, you may write our Secretary at 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940, (215) 431-3296. Any stockholders who share the same address and currently receive multiple copies of the proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record or our Corporate Secretary to request information about “householding”.
Requirements for Submission of Stockholder Proposals and Nominations for 2024 Annual Meeting
To be considered for inclusion in the proxy materials for our 2024 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act, your proposal must be submitted in writing by December 23, 2023, to our Corporate Secretary at Helius Medical Technologies, Inc., 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940.
Any stockholder director nomination or proposal of other business intended to be presented for consideration at the 2024 annual meeting, but not intended to be considered for inclusion in our proxy statement and form of proxy relating to such meeting (i.e. not pursuant to Rule 14a-8 of the Exchange Act), must be received by us at the address stated above between January 25, 2024 and February 24, 2024. However, if our 2024 annual meeting occurs more than 30 days before or more than 30 days after May 23, 2024, we must receive nominations or proposals (i) not later than the close of business on the later of the 90th day prior to the date of the 2024 annual meeting or the 10th day following the day on which public announcement is made of the date of the 2024 annual meeting, and (ii) not earlier than the 120th day prior to the 2024 annual meeting.
The above-mentioned proposals and notice to the Corporate Secretary must also be in compliance with our Amended and Restated Bylaws (including the information requirements therein) and the proxy solicitation rules of the SEC and Nasdaq as applicable. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14(a)-19(b). We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the foregoing and other applicable requirements.
Solicitation by Board; Expenses
The Board is sending you this proxy statement in connection with the solicitation of proxies for use at the Annual Meeting. We have engaged Alliance Advisors LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $65,000 in total. The Company’s directors, officers and regular employees may solicit proxies personally, telephonically, electronically or by other means of communication, but they will not receive any additional compensation for these services. The Company will pay the cost of preparing, assembling, and mailing the proxy materials. The Company has requested brokers, banks and other nominees to send the proxy materials to, and to obtain proxies from, the beneficial owners and the Company will reimburse such record holders for their reasonable expenses in doing so.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 24, 2023
The proxy statement, proxy card and annual report to stockholders are available at www.proxyvote.com.
Your cooperation in giving this matter your immediate attention and in voting your proxies promptly is appreciated.
By Order of the Board of Directors,

Jeffrey S. Mathiesen
Chief Financial Officer, Treasurer and Secretary
April 21, 2023

APPENDIX A
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
HELIUS MEDICAL TECHNOLOGIES, INC.
HELIUS MEDICAL TECHNOLOGIES, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
FIRST: The name of the Corporation is Helius Medical Technologies, Inc. and the date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware was July 18, 2018 (as previously corrected, the “Certificate of Incorporation”);
SECOND: The Board of Directors of the Corporation has duly adopted resolutions proposing and declaring advisable that the Certificate of Incorporation be amended as set forth herein and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation;
THIRD: The Certificate of Incorporation is hereby amended by deleting the Paragraph A of ARTICLE IV in its entirety and inserting the following in lieu thereof:
“The Company is authorized to issue two classes of stock to be designated, respectively, “Class A Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is one hundred sixty million (160,000,000) shares, of which one hundred fifty million (150,000,000) shares shall be Class A Common Stock (“Common Stock”), having a par value per share of $0.001, and ten million (10,000,000) shares shall be Preferred Stock, having a par value per share of $0.001. Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Certificate of Incorporation, each [•] shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or respective holders thereof, be combined and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock (the “Reverse Split”); provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Common Stock as reported on The Nasdaq Capital Market on the last trading day before the Effective Time (as adjusted to give effect to the Reverse Split).”
FOURTH: Pursuant to a resolution of the Board of Directors of the Corporation, this Certificate of Amendment to the Certificate of Incorporation was submitted to the stockholders of the Corporation for their approval and was duly adopted in accordance with the provisions of Section 242 of the DGCL.
FIFTH: This Certificate of Amendment to the Certificate of Incorporation shall be effective as of [•] p.m. Eastern time on and as of the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.
IN WITNESS WHEREOF, Helius Medical Technologies, Inc. has caused this Certificate of Amendment to be executed by its duly authorized officer on this    day of    , 2023.
HELIUS MEDICAL TECHNOLOGIES, INC.
By:
Title:
Name:

Helius
MEDICAL TECHNOLOGIES

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 23, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HSDT2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 23, 2023. Have your proxy card in hand when you call and then follow the instructions. You cannot vote by phone if you plan to vote your preferred shares differently.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V16172-P91465 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HELIUS MEDICAL TECHNOLOGIES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Blane Walter
02) Dane C. Andreeff
03) Edward M. Straw
04) Jeffrey S. Mathiesen
05) Paul Buckman
06) Sherrie Perkins

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4.

OPTIONAL: If you would like to vote your Series B Preferred Stock in a DIFFERENT manner from your common stock on Proposals 3 and 4, please indicate below how you instruct that vote. If left blank, your preferred stock will be voted in the same exact manner as your common stock.

3 ______________________________
4 ______________________________

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V16173-P91465

HELIUS MEDICAL TECHNOLOGIES, INC.
Annual Meeting of Stockholders
May 24, 2023 9:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Dane C. Andreeff and Jeffrey S. Mathiesen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, and to vote in their judgment upon all other matters that may properly come before the Annual Meeting, all of the shares of Class A common stock and Series B preferred stock of Helius Medical Technologies, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Eastern Time on May 24, 2023, at www.virtualshareholdermeeting.com/HSDT2023, and any adjournment or postponement thereof. The undersigned hereby revoke(s) any proxy previously given to vote at the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side